                     UNITED STATES DISTRICT COURT
SOUTHERN                      DISTRICT OF                              FLORIDA
------------------------------------------------------------------------------
STEVEN SHAPIRO,

     Plaintiff,
                  v.                                 SUMMONS IN A CIVIL ACTION

                                                     CASE NUMBER: 97-8016
U.S. DIAGNOSTICS INC., et al,
     Defendants.
                                                     CIV-RYSKAMP
                                                     MAGISTRATE JUDGE
                                                          VITUNAC
To: (Names and Address of Defendant)
    U.S. Diagnostic Inc.
    777 S. Flagler Drive
    West Palm Beach, FL
    Serve: Officer of Company

YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (name and address)

            Michael J. Pucillo, Esq.
            Burt & Pucillo
            222 Lakeview Avenue
            Suite 300 East
            West Palm Beach, FL 33401
            561/835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service.
If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.


Carlos Juenke                                       JAN 7, 1997
---------------------------------                   --------------------------
CLERK                                               DATE


/s/    Irene Rivera
---------------------------------
BY DEPUTY CLERK

                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
                               NORTHERN DIVISION

STEVEN SHAPIRO, individually
and on behalf of a class of
all persons similarly situated,

             Plaintiff,

                 v.                         CASE NO. 97-8016

U.S. DIAGNOSTIC INC.; JEFFREY A.            CIV-RYSKAMP
GOFFMAN; KEITH G. GREENBERG;                MAGISTRATE JUDGE
JOSEPH A. PAUL; ROBERT D.                   VITUNAC
BURKE; AMOS F. ALMAND III
and COYOTE CONSULTING & FINANCIAL
SERVICES LLC,

                 Defendants.

---------------------------------

                            CLASS ACTION COMPLAINT
                            ----------------------

        Plaintiff makes the following allegations upon information and belief, except as to allegations specifically pertaining to the plaintiff and his counsel, based on the facts alleged below, which are predicated upon the investigation undertaken by plaintiff's counsel, and plaintiff believes that further substantial evidentiary support will exist for the allegations set forth below after a reasonable opportunity for discovery.

                              NATURE OF THE ACTION
                              --------------------

     1. This is a class action on behalf of all purchasers of securities of U.S. Diagnostic Inc. ("USD" or the "Company") between March 15, 1996 and December 23, 1996, inclusive, (the "Class Period"), seeking to pursue remedies under the Securities Exchange Act of 1934 (the "Exchange Act"). The class action claims assert that the defendants failed to disclose material facts about defendant Keith Greenberg ("Greenberg"), an acknowledged member of the Company's management team, which disclosures were required by Regulation S-K, Item 401.
The failure to disclose this information injured purchasers of USD stock during the Class Period because they purchased USD at higher prices than they would have, had the truth about Greenberg been disclosed.

     2. At all relevant items, USD's management item included Keith Greenberg-- a felon who previously pled guilty to charges of Conspiracy to Defraud the United States and Fraud and Conspiracy to Defraud. Although Mr. Greenberg was one of the Company's founders and has functioned in a management capacity with the Company since its inception, USD and the other defendants have continuously failed to disclose Greenberg's criminal history arising out of fraudulent misconduct. Indeed, a review of the Company's various Securities and Exchange Commission ("SEC") Filings indicates that the Company is in violation of SEC rules and, with utter disregard for the investing public, largely omitted references to Greenberg in an effort to conceal the fact that someone with a criminal history and significant enforcement problems with the SEC, was involved in management. On the occasions in which Greenberg was mentioned by the Company, defendants failed to disclose his criminal record, an obviously material fact to investors, and a fact which reputable securities firms with which the Company deals and members of the investing community expect to be disclosed.

     3. The facts surrounding Greenberg's criminal history only come to light by virtue of a securities analyst report dated

December 23, 1996, disseminated by the firm of Bear Stearns. This disclosure in the Bear Stearns report and news accounts of it had the immediate effect of causing a substantial decline in the price of USD securities, as investors recognized the woeful inadequacy of the Company's previous disclosures to the public and the detrimental effect that the immediate and obvious lack of credibility revealed in these disclosures would have on the Company's future prospects.

     4. Further investigation has revealed that, in addition to Greenberg's criminal history, in June of 1993, the SEC obtained and Order of Permanent Injunction against Greenberg enjoining Greenberg and those in active concert or participation with him from, inter alia, committing fraud in the offer or sale of any securities. Greenberg executed a consent and Stipulation agreeing to the entry of the Order of Permanent Injunction.

                          JURISDICTION AND VENUE
                          ----------------------

     5. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. Sections 1331 and 1337, and Section 27 of the Exchange Act (15 U.S.C. Section 78aa).

     6. This action arises under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder (17 C.F.R. Section 240.10b-5).

     7. Venue is proper in this district pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). USD has its corporate headquarters and principal place of business in this District at 777 South Flagler Drive, West Palm Beach, Florida 33401, and the acts charged herein, including the preparation and dissemination of materially false and misleading information, occurred in substantial part in this District.

     8. In connection with the acts alleged in this complaint, the defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

                                  PARTIES
                                  -------

     9. Plaintiff Steven Shapiro, as set forth in the accompanying Certification, purchased 300 shares of USD common stock during the Class Period, and was damaged thereby.

     10. Defendant USD is a Delaware corporation, which maintains its executive offices in West Palm Beach, Florida. Prior to October, 1996, USD's name was U.S. Diagnostic Labs, Inc. USD acquires and owns medical services facilities including both clinical and multi-modality diagnostic facilities. The Company's facilities are used primarily be physicians to diagnose and monitor diseases or other medical conditions using either clinical tests or anatomical pathology tests.

     11. Defendant Jeffrey A. Goffman ("Goffman") is and at all relevant times was Chief Executive Officer and Chairman of the Board of Directors of the Company. Goffman is described in the Company's 1995 Annual report as one of the persons who "founded the company in 1993". Pursuant to an employment agreement with the

Company, Goffman receives an annual base salary of $185,000, and an annual incentive bonus of up to $65,000, plus other perquisites.

     12. Defendant Keith G. Greenberg ("Greenberg") is and at all relevant times functioned as a senior executive, Executive Vice President and Director of Marketing, Mergers and Acquisitions of the Company. Greenberg is described in the Company's 1995 Annual Report and a 1996 investor relations package as one of the Company's co-founders. As detailed below, pursuant to an unusual consulting relationship which defendants used in an effort to evade disclosure of Greenberg's involvement with the Company, Greenberg received an essentially identical base salary and bonus package as Goffman, keeping him on a par with Goffman. Greenberg is married to Elise Nulman Greenberg.

     13. Defendant Robert D. Burke ("Burke") was President of the Company from June 1994 until June 1996 when he resigned and became a consultant to the Company. Burke is still being compensated pursuant to the terms of his five-year employment entered into in June 1994. Defendant Burke was a Director of the Company from January 1994 until approximately September 1996.

     14. Defendant Joseph A. Paul ("Paul") has served as President and a Director of the Company since July 1, 1996.

     15. Defendant Amos F. Almand III ("Almand") is and at all relevant times was Senior Vice President and a Director of the Company.

     16. (a) Defendant Coyote Consulting & Financial Services LLC ("Coyote") is and at all relevant times was a Florida Limited

Liability Company existing in the State of Florida. According to a Consulting Agreement between USD and Coyote dated December 1, 1994 (the "1994 Coyote Consulting Agreement"), Coyote is owned by Elise Nulman (a/k/a Elise Nulman Greenberg) and the Greenberg Trust. Coyote maintains its principal executive offices at 29 Windward Isle, Palm Beach Gardens, Florida 33418, which is also Keith Greenberg and Elise Nulman Greenberg's address. According to the Company's Proxy Statement on Schedule 14A dated September 19, 1996, Coyote's consulting services have been and continue to be provided by Keith Greenberg and Elise Nulman Greenberg.

     (b) According to the Company's September 19, 1996 Proxy Statement:

          In December 1994, the Company entered into a five-year consulting agreement with Coyote...amended in October 1995, pursuant to which it pays annual base consulting fees of $185,000. Coyote is also entitled to receive a bonus of up to $65,000 if certain financial targets are met. Coyote provides the Company with various management and consulting services including marketing, public and financial relations, employee benefits and due diligence services in connection with the Company's acquisitions.

     (c) The 1994 Coyote Consulting Agreement, as amended in October 1995, provides, among other things, that "Consultant, through its various employers shall act as a general adviser and consultant on all financial related matters pertaining to the business of [USD]"; that USD will "reimburse the Consultant" up to $100,000.00 per year for "expenses" incurred in hiring up to five employees; that, additionally, "Consultant shall be reimbursed for all medical and dental insurance premiums paid for its employees who are providing services to [USD]," and "for all expense for up to two automobiles"; and that, "Consultant shall receive a finder's fee in cash of two percent (2%) of the aggregate purchase price of any entity acquired by [USD] as a result of introduction by Consultant."

     (d) Coyote is and at all relevant times was defendant Greenberg's alter ego.

     17. Defendants Goffman, Greenberg, Burke, Paul and Almand are referred to herein collectively as the "Individual Defendants." As officers, directors and/or controlling persons of a Company which is registered with the SEC under the federal securities laws, whose securities are registered with the SEC, traded on the NASDAQ, and governed by the provisions of the federal securities laws, the Individual Defendants and Coyote, as officers and directors of a publicly-held company, and as controlling persons of USD, each had a duty to disseminate promptly accurate and truthful information with respect to the Company's control and management, and to correct and previously issued statements from any source that was or had become materially false or misleading, so that the market price of the Company's publicly traded securities would be based upon truthful and accurate information. Under rules and regulations promulgated by the SEC under the Exchange Act, specifically
Item 401 of Regulation S-K, the defendants also had a duty to identify each of its officers, directors and significant employees and to report with respect to each such individual and any control person, all criminal convictions or pending criminal proceedings within the past five years, and any order, judgment or decree enjoining such individual from engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws. The defendants' representations during the Class Period violated these specific requirements and obligations.

     18. The Individual Defendants and Coyote all participated in the drafting, preparation, and/or approval of the various public and shareholder and investor reports and other communications complained of hearing and were aware of or recklessly disregarded the misstatements contained therein and omissions therefrom, and were aware of their materially misleading nature. Because of their Board membership and/or executive, managerial and controlling positions with USD, each of the defendants had access to the adverse non-public information about USD's management and Greenberg's role in that management and his prior criminal conviction, SEC injunction and civil judgments, as particularized herein and knew that these adverse facts rendered that positive statements and omissions made by and about USD and its management materially false and misleading.

     19. The defendants, because of their positions of control and authority as officers and/or directors or controlling persons of the Company, were able to and did control the contents of the various quarterly and annual reports, press releases and presentations to securities analysts pertaining to the Company. Each defendant was provided with copies of USD press release and other disseminations alleged herein to be misleading prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or cause them to be corrected. As a result, each of the defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore primarily liable for the representations contained therein.


                     PLAINTIFF'S CLASS ACTION ALLEGATIONS
                     ------------------------------------

     20. Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b)(3) on behalf of a Class, consisting of all persons who purchased or otherwise acquired shares of USD securities from March 15, 1996 through December 23, 1996, inclusive (the "Class Period"), and who were damaged thereby. Excluded from the Class are defendants, the officers and directors of the Company at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which defendants have or had a controlling interest.

     21. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class Members is unknown to plaintiff at this time and can only be ascertained through appropriate discovery, plaintiff believes that there are hundreds, if not thousands, of members of the Class. During the Class Period, there were over 23 million shares of USD common stock outstanding and actively traded on NASDAQ, an efficient market in which millions of shares of the Company's stock were traded during the Class Period. Record owners and other members of the Class may be identified from records maintained by USD or its transfer agent and may be notified of the pendency of this action by mail, using the form of notice similar to that customarily used in securities class actions.

     22. Plaintiff's claims are typical of the claims of the members of the Class as all members of the Class are similarly affected by defendants' wrongful conduct in violation of federal law that is complained of herein.

     23. Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation. Plaintiff's interests are coincident with and not antagonistic to absent Class Members' interests.

     24. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

          (a) Whether the federal securities laws were violated by defendants' acts as alleged herein;

          (b) Whether defendants participated in and pursued the common course of conduct complained of herein;

          (c) Whether USD's public filings, press releases and other statements disseminated to the investing public and the Company's shareholders during the Class Period misrepresented or omitted material facts about the management of USD, Greenberg's role in that management, and Greenberg's criminal past;

          (d) Whether statements made by defendants to the investing public during the Class Period omitted or misrepresented material facts about the management of USD, Greenberg's role in that management, and Greenberg's criminal past;


          (e) Whether the market price of USD's securities during the Class Period was artificially inflated due to the material misrepresentations and omissions and failure to correct the material misrepresentations complained of herein; and

          (f) To what extent the members of the Class have sustained damages and the proper measure of damages.

     25. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy since joinder of all
members is impracticable.   Furthermore, as the damages suffered by individual
Class Members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. There will be no difficulty in the management of this class action.

                         SUBSTANTIVE ALLEGATIONS
                         -----------------------
                APPLICABILITY OF PRESUMPTION OF RELIANCE:
                       FRAUD-ON-THE-MARKET DOCTRINE
                -----------------------------------------

     26. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that, among other things:

          (a) USD common stock met the requirements for listing, and was listed, on the NASDAQ National Market System, a highly efficient and automated market;

          (b) As a regulated issuer, the Company filed periodic public reports with the SEC;

          (c) The trading volume of the Company's stock was substantial, reflecting numerous trades each day;

          (d) USD was followed by securities analysts employed by several major brokerage firms who wrote reports which were distributed to the sales force and certain customers of such firms and which were available to various automated data retrieval services;

          (e) Defendants made public statements which failed to disclose material facts during the Class Period;

          (f) The omissions and misrepresentations were material;

          (g) The misrepresentations alleged would tend to induce a reasonable investor to misjudge the value of the Company's securities; and

          (h) Plaintiff and the other members of the Class purchased USD common stock without knowledge of the omitted and misrepresented facts.

     27. Based upon the foregoing, plaintiff and the other members of the Class are entitled to a presumption of reliance upon the integrity of the market for the purpose of class certification as well as for ultimate proof of the claims on their merits. Plaintiff will also rely alternatively and/or in part upon the presumption of reliance established by material omissions and upon the actual reliance of the Class Members.

                              FACTUAL ALLEGATIONS
                              -------------------
General Background
------------------

     28. USD was incorporated in Delaware on June 17, 1993. As set forth in the Company's October 20, 1994 Prospectus, effective June 24, 1993, the Company merged with Port Chester Distribution Services, Inc. ("Port Chester"), a New York corporation, which was inactive and had no assets. However, the merger resulted in the issuance to defendant Goffman and "Elise Nulman" (a/k/a Elise Nulman Greenberg), who purportedly were shareholders of Port Chester, of 640,000 and 180,000 shares, respectively, of USD's common stock.


     29. An earlier version of the October 1994 Prospectus, filed with the SEC on or about December 23, 1993, stated that the merger with Port Chester resulted in the issuance to defendant Goffman and "Ms. Nulman" of 800,000 an 225,000 shares, respectively, of USD's common stock. As noted in the 1993 draft Prospectus, beneficial ownership of 225,000 shares would have resulted in Mrs. Greenberg beneficially owning, after the 1994 offering, more than 5% of USD's outstanding stock. Because, by agreement, these shares could not be sold for at least a period of thirteen (13) months after the offering, Elise Greenberg's holdings would have had to be disclosed, pursuant to Item 403 of Regulation S-K, in the Company's subsequent public filings. In the final 1994 Prospectus, the number of shares reported as being issued to "Ms. Nulman" in the Port Chester merger was reduced by 20% to 180,000 or only 4.8% after the offering, thus eliminating the disclosure requirement.

     30. USD purports to be the fastest growing and largest provider of outpatient radiology services in the United States, operating multi-modality imaging centers. Imaging modalities include MRI, computed tomography
(CT scan), mammography, nuclear medicine, ultrasound and traditional X-Ray. Roughly 90% of the Company's facilities provide two or more different types of imaging processes, with MRI being the most prevalent.

     31. This imaging industry is characterized as large and fragmented. In terms of revenues, the entire radiology market exceeded $55 billion in 1995.
In terms of sites, there are approximately 6,000 in-patient hospital locations across the country and 2,200 free standing imaging centers. The top three firms in the outpatient segment of the industry account for less than ten percent of the market.


     32. As a result of this structure, the consolidation of the industry, primarily through acquisitions, has been characterized as the vehicle to growth in the industry. USD has engaged in at least twenty-three (23) transactions since October 1993, and has been cast (in a Bear Stearns analyst report dated December 9, 1996) as the "leading consolidator in the diagnostic imaging marketplace."

Defendant Greenberg's Significant
Involvement With The Company
---------------------------------

     33. The person at the Company most responsible for the Company's acquisition strategies and implementation was, at all relevant times, Keith Greenberg. Greenberg, who is one of the Company's co-founders, has always (except for one brief 30 day period he apparently spent in jail) played a crucial role in the

Company's acquisitions strategies, analyses, negotiations and deals. In the Company's 1995 Annual Report -- one of the few places in which the Company admits that it has someone named Greenberg associated with it -- Greenberg is described as follows under the heading "Team Management" (at page 7):

          Keith G. Greenberg, is a co-founder of US Diagnostic and serves as Director of Marketing, mergers and Acquisitions. Mr. Greenberg was previously President of Yearwood Investments, Ltd., a New York City-based investment banking company. Mr. Greenberg was President, CEO and Executive Vice President of QTV Communications and P.O.P. Radio, companies engaged in interactive communications and alternative media appliances.

     34. Notwithstanding this identification of Greenberg as one of the six members of the Company's "senior management team", and his obvious importance to the Company's primary business objective -- acquisitions -- Greenberg's name is otherwise non-existent in the Company's SEC filings, and he is never a signatory to any Company filing. Indeed, Greenberg's name is entirely absent from the Company's annual report on Form 10-KSB for the very same period except in one oblique reference under the heading "Consulting Agreements".


     35. Included in a May 1996 investor relations package is a document on U.S. Diagnostic Labs, Inc. stationery which contains the heading "Directors and Executive Officers." The document lists "Keith Greenberg 37 Executive Vice President," among those listed following the sentence "The Directors and Executive Officers of the Company are as follows:" A short biography is given for each person listed in the roster of "Directors and Executive Officers," and the document states in part:

          Keith G. Greenberg, co-founder of USDL and a consultant since the company's inception, became full time Executive Vice-President in December, 1994. Greenberg was previously president of Yearwood Investments, Ltd., a New York City-based investment banking company, where he was responsible for financing and consulting for companies engaged in energy, recycling, and retailing. Prior to 1990, Greenberg was President and CEO of QTV Communications and Amtich, companies engaged in the introduction, design and development of interactive communications and alternative media applications in conjunction with such companies as Host/Marriott, Hertz, Esquire Magazine, NYNEX, CNBC, and
          Liberty Travel. In 1985, Greenberg co-founded and was Executive Vice President of P.O.P. Radio Inc., a pioneer of point of purchase advertising. P.O.P. is used in most major supermarkets and drug chains. Initially, Greenberg was a CPA employed by a national accounting firm.


     36. While noting Greenberg's position as President, CEO and Executive Vice President of QTV Communications, defendants have never disclosed that on February 20, 1996, a complaint was filed in federal court in New York by an investor in QTV against Greenberg, QTV and others alleging violations of the Federal Racketeer Influenced and Corrupt Organizations Act ("RICO"), including securities fraud, mail fraud and wire fraud, and that that complaint resulted in a default judgment being entered against Greenberg and the other defendants on November 8, 1996, for more than $1 million.


     37. Defendants have also never disclosed that on December 11, 1990, a complaint was filed in federal court in New York by an investor in Amtech against Greenberg, Amtech, QTV and others alleging violations of Section 5 and 12(2) of the Securities Act of 1933 ("Securities Act") and Section 10b of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as common law fraud and other causes of action, and that that complaint resulted in a default judgment being entered against Greenberg and QTV on January 3, 1992 in the amount of $285,130.60.

     38. Each of the following documents filed with the SEC during the Class Period falsely and misleadingly excluded clear identifying references to Greenberg, notwithstanding his obviously significant executive role with the
Company:

          (a) The Company's Annual Report for the period ended December 31, 1995, on Form 10-KSB filed on or about March 15, 1996, signed by defendants Goffman, Burke and Almand, which includes a section identifying Directors, Executive Officers, Promoters and Control Persons at pages 21-22.

          (b) The Company's Registration Statement on Form S-3 filed on or about April 18, 1996, relating to the registration for sale of shares and warrants of several "selling shareholders", signed by defendants Goffman, Burke and Almand.

          (c) The Company's Annual Report to shareholders disseminated on or about April 26, 1996.

          (d) The Company's Quarterly Report for the period ending March 31, 1996, on Form 10-Q, filed on or about May 15, 1996, and signed by defendant Goffman.

          (e) The Company's Quarterly Report for the period ending June 30, 1996, on Form 10-Q, filed on or about August 14, 1996, and signed by defendant Goffman.

          (f) The Company's Proxy Statement on Schedule 14A, signed by Goffman and filed on or about August 19, 1996.

          (g) The Company's Quarterly Report for the period ending September 30, 1996, on Form 10-Q, filed on or about November 14, 1996, and signed by defendant Goffman.

     39. Nevertheless, the Company has occasionally identified Greenberg as one of its executives in statements to the public:

          (a) On February 24, 1995, the Company issued a press release over the PR Newswire concerning its estimated 1994 and first quarter 1995 earnings. That press release quoted Greenberg on the Company's acquisition strategies, and identified Greenberg as "Director of Strategic/Planning acquisitions".

          (b) A September 8, 1995 article on USD in the South Florida Business Journal identifies Greenberg as "the executive vice president" of USD and quotes him at length and repeatedly in this capacity. According to the article:

               Greenberg got into the business with Jeffrey Goffman, who is chairman of the board and chief financial officer. Both were, Greenberg said, "two businessmen who didn't know imaging."

The article includes many quotations from Greenberg, referring to the Company and himself collectively as one (e.g. "There are 3000 outpatient diagnostic imaging centers in the U.S. We don't expect to own all 3,000 of them. But a company that continues to grow its bottom line and have access to capital, we think has a unique opportunity"; "our philosophy has not just been to hand someone a couple of million dollars and part company" (emphasis added)).

          (c) On February 26, 1996, Greenberg was identified and referred to as the Company's "executive vice president" in an article about USD's acquisition of a facility in Charleston South Carolina in the Charleston Post and Courier.

          (d) On August 19 and 28, 1996, Greenberg was identified in press releases issued by the Company and disseminated by it over the Business Wire newswire service as "responsible for USDL's Mergers and Acquisitions".

          (e) On November 1, 1996, Greenberg and other executives from USD met with securities analysts form the firm of Bear Stearns, at which time Greenberg was represented to be a member of the Company's management team.

     40. At all relevant times, defendants failed to disclose Greenberg's exact position with the Company.

     41. Notwithstanding the undeniable importance of Greenberg, not only to the formation of the Company but to its key business developments and strategic pursuits, the Company did not identify Greenberg in any of its periodic reports filed with the SEC, or in any of its other SEC filings, except the September 19, 1996, proxy statement and the 1995 report on Form 10-KSB. As explained below, the reason for this deception is now obvious: Greenberg is a convicted felon. On September 13, 1994, Greenberg pleaded guilty to the federal offenses of Conspiracy to Defraud the United States and Fraud and Conspiracy to Defraud. Greenberg was sentenced to thirty days imprisonment, tow years of supervised release and 300 hours of community service. Greenberg was also the subject of a civil SEC action which charged Greenberg with aiding and abetting violations of Sections 17(a)(1), (2), and
(3) of the Securities Act and Section 10(b) of the Exchange Act in connection with Greenberg's position as Chief Executive Officer of Amtech, another publicly-held corporation, which SEC action resulted in the Order of Permanent Injunction described above.

     42. Greenberg's criminal past did not come to light until December 23, 1996, when Bear Stearns disseminated an analyst report disclosing that it was "Removing our Buy Rating and Discontinuing Coverage." This report included several revelations of material facts about Greenberg never previously disclosed. The report stated in pertinent part:

          We have learned information regarding the prior experiences and background of an individual associated with U.S. Diagnostic, Inc. that has caused us to lose confidence in our ability to assess ongoing developments at the company. This individual, Keith Greenberg, has, over the last year, been introduced to us and described in written material published by [the] company as a co-founder of USDL and a member of the management team (in the 1995 Annual Report and at meetings with a representative of Bear Stearns on November 1, 1996). In the September 19, 1996 proxy statement, Mr. Greenberg has been described as providing services to U.S. Diagnostic through Coyote Consulting, which has a five year agreement with the company. We have learned that Mr. Greenberg plead guilty in the U.s. District Court in the Southern District of New York on September 13, 1994 to 1) Conspiracy to Defraud the United States and 2) Fraud and Conspiracy to Defraud.
          Mr. Greenberg was sentenced to 30
          days imprisonment with two years of supervised probation on August 24, 1995 and ordered to perform 300 hours of community service.

          Since the information we have learned was not disclosed to us by the company and we believe it is material, we have lost confidence in our ability to assess on-going developments at U.S. Diagnostic. As a result, we are removing our BUY rating and discontinuing coverage of U.S. Diagnostic, Inc. The issue we have uncovered relates specifically to prior experiences of company management.

     43. Disclosure of defendant Greenberg's criminal past and his intimate involvement with the Company, his management of its affairs and his communications with securities analysts, shocked the market, resulting in an immediate and sharp decline in the Company's stock price. Thus, on December 23, 1996, the price of USD stock declined 2 11/16 from an opening price of 12 1/16 to close at 9 3/8, a one day loss in value of over 22%, on exceptionally heavy volume of over 4 million shares. The Order of Permanent Injunction obtained by the SEC has never been disclosed by USD.


DEFENDANTS MISREPRESENTED
AND FAILED TO DISCLOSE
MATERIAL FACTS
-------------------------

     44. In knowing or reckless disregard of the truth and/or as part of their ongoing efforts to continue the illusion of USD's managerial quality, defendants continued to issue and/or participate in the issuance of materially false and misleading statements to the investing public as particularized above. These representations were materially false and misleading when made for the reasons set forth above and in that they falsely stated and/or failed to disclose the following material, adverse facts about

USD's management, which facts were known to or recklessly disregarded by defendants:

          (a) That defendant Greenberg functioned as a senior executive at the Company and was a key and founding member of the Company's management team;

          (b) That defendant Greenberg is a convicted felon who pleaded guilty to the federal crimes of Conspiracy to Defraud the United States and Fraud and Conspiracy to Defraud;

          (c) That defendant Greenberg is subject to and consented to a 1993 Order of Permanent Injunction resulting from an SEC action which charged Greenberg with aiding and abetting securities fraud, and pursuant to which Greenberg agreed not to engage directly or indirectly in securities fraud;

          (d) That at least two default judgments totaling more than $1 million have been entered against Greenberg as a result of complaints filed by investors in companies headed by Greenberg, which complaints alleged, inter alia, securities fraud;

          (e) That at all relevant times the Company misrepresented who was in its management, who held what precise positions and the exact nature of Greenberg's relationship with the Company;

          (f) That the Company's purported consulting relationship with defendant Coyote was nothing more than a sham designed to evade the important reporting requirements of the federal securities laws;

          (g) That the Company's purported consulting relationship with defendant Coyote, which resulted in payments to Greenberg which were identical in amount to payments made to defendant Goffman as salary, made Greenberg a continuing senior executive at the Company on a par with Goffman, without including Greenberg's name on the Company's books and records;

          (h) That the Company's relationships with investors, securities analysts and other members of the investment community were at all relevant times in serious jeopardy because, upon discovery of the above concealed facts, the Company's credibility would be immediately and irreparably damaged; and

          (i) That the integrity of Company's public filings and statements was at all relevant times materially impaired.

     45. The market for USD's common stock was open, well-developed and efficient at all relevant times. As a result of the above-described false and misleading statements and failures to disclose the full truth about USD, its management, Greenberg's role in that management and Greenberg's criminal past, the Company's common stock traded at artificially inflated prices during the entire Class Period until the time the adverse information described above was finally provided to and digested by the securities market. Plaintiff and other members of the Class purchased or otherwise acquired USD common stock relying upon the integrity of the market price of USD stock and market information related to the Company, or in the alternative, upon defendants' false and misleading statements, and in ignorance of the adverse, undisclosed information and false statements known to defendants, and have been damaged thereby. Upon disclosure of the true facts regarding the Company, the market valuation of the Company's stock declined precipitously. Had plaintiff and other members of the Class known of the materially adverse information not disclosed by defendants, they would not have purchased or acquired USD's common stock at the artificially inflated prices that they did.

     46. At all relevant times, the misrepresentations and omissions particularized in this complaint directly or proximately caused or were a substantial contributing cause of the damages sustained by plaintiff and other
members of the Class.   As described herein, during the Class Period,
defendants made or caused to be made a series of false statements and omissions about USD's management and Greenberg's role in that management. These misstatements and omissions caused the Company's common stock to be overvalued and artificially inflated at all relevant times. Had plaintiff and the class known the truth about Greenberg's role in USD's management and his prior criminal conviction, permanent injunction and civil judgments, the price at which they purchased USD's common stock, if they invested at all, would have been significantly lower.


                                  COUNT I
                                  -------

                 [AGAINST ALL DEFENDANTS FOR VIOLATIONS OF
                    SECTION 10(B) OF THE EXCHANGE ACT]
                 -----------------------------------------

     47. Plaintiff repeats and realleges each and every allegation set forth above.

     48. The defendants individually and in concert, directly and indirectly, by the use of means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct of conduct to conceal adverse material information about the management of USD, Greenberg's role therein and his criminal past as well as a SEC injunction and civil judgment being entered against him is connection with complaints by investors alleging securities fraud, as specified herein. The defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to conceal, inter alia, USD's true management and Greenberg's role in that management as well Greenberg's prior criminal history and SEC injunction, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made in the light of the circumstances under which they were made, not misleading, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of USD securities during the Class Period.

     49. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Such defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing USD's true management, Greenberg's role in that management and Greenberg's past from the investing public and supporting the artificially inflated price of its stock.

     50. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market prices of USD securities were artificially inflated during the Class Period. In ignorance of the materially false and misleading nature of the reports and statements described above, plaintiff and other members of the Class relied, to their damage, on the reports and statements described above and/or on the integrity of the market prices of USD securities and the completeness and accuracy of the information disseminated to USD investors in connection with their purchases of the Company's securities.

     51. At the times of said misrepresentations and omissions, plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. In reliance on said misrepresentations and in reliance upon the superior knowledge and expertise of defendants and on the integrity of the market, plaintiff and other members of the Class were induced to and did purchase USD securities at artificially inflated prices. Had plaintiff and other members of the Class known the truth, they would not have taken such action.

     52. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder of the Exchange Act.

     53. Plaintiff and other members of the Class have been damaged by defendants' violations as described in this Count and seek recovery for the damages caused thereby.


                                   COUNT II
                                   --------

                [AGAINST THE INDIVIDUAL DEFENDANTS AND COYOTE FOR
                 VIOLATIONS OF SECTION 20(A) OF THE EXCHANGE ACT]
                -------------------------------------------------

     54. Plaintiff repeats and realleges each and every allegation made above.

     55. By reason of their control over the operations of USD, the Individual Defendants and Coyote, as Greenberg's alter ego, are "controlling persons" of the Company within the meaning of Section 20(a) of the Exchange Act and had the requisite power and influence (which they exercised) to cause USD to engage in the unlawful conduct complained of herein, and could have prevented such violations from taking place but failed to do so.

     56. By reason of these Individual Defendants and Coyote, as Greenberg's alter ego, each being a "controlling person," as that term is defined in
Section 20(a) of the Exchange Act, of other persons primarily liable to plaintiff and the Class pursuant to the claims arising under Section 10(b) of the Exchange Act alleged above, the defendants named in this Count are secondarily liable for those primary violations pursuant to Section 20(a) of the Exchange Act.

     57. As set forth above, USD and the other defendants each violated
Section 10(b) and Rule-5 by their acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons, all defendants other than USD are liable pursuant to
Section 20(a) of the Exchange Act. As a direct and proximate result of defendants' wrongful conduct, plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

     WHEREFORE, plaintiff prays for relief and judgment, as follows:

          (a) Determining that this action is a proper class action, certifying plaintiff as class representative under Rule 23 of the Federal Rules of Civil Procedure and his counsel as class counsel;

          (b) Awarding compensatory damages in favor of plaintiff and the other Class Members against all defendants, jointly and severally, for all damages sustained as a result of defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

          (c) Awarding plaintiff and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

          (d) Such other and further relief as the Court may deem just and proper.

                              JURY TRIAL DEMANDED
                              -------------------

     Plaintiff demands a trial by jury.
Dated:   January 1, 1997

                                   BURT & PUCILLO


                                   BY:  /s/  Michael J. Pucillo
                                       -------------------------------
                                       Michael J. Pucillo
                                       Fla. Bar No. 261033
                                       Wendy H. Zoberman
                                       Fla. Bar No. 434670
                                       222 Lakeview Avenue
                                       Suite 3000 East
                                       West Palm Beach, FL 33401
                                       (561) 835-9400

                    CERTIFICATION OF NAMED PLAINTIFF
                  PURSUANT TO FEDERAL SECURITIES LAWS
                  -----------------------------------

     Steven Shapiro ("Plaintiff") declares, as to the claims asserted under the federal securities laws, that:

     1. Plaintiff has reviewed the complaint and authorized its filing.

     2. Plaintiff did not purchase the security that is the subject of this action at the direction of plaintiff's counsel or in order to participate in this private action.

     3. Plaintiff is willing to serve as a representative party on behalf of the Class, including providing testimony at deposition and trial, if necessary.

     4. Plaintiff's transaction(s) in the security that is the subject of this action during the Class Period is/are as follows:

 Security                 Transaction                 Date
 --------                 -----------                 ----
 Common Stock             300 shares at $12.00        11/7/96
                          per share


     5. During the three years prior to the date of this Certificate, Plaintiff has not sought to serve or served as a representative party for a class in any action filed under the federal securities laws.

     6. The Plaintiff will not accept any payment for serving as a representative party on behalf of the Class beyond the Plaintiff's pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representation of the Class as ordered or approved by the Court.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this 6th day of January, 1997, at Palm Beach County, Florida.


                                       /s/   Steven Shapiro
                                      -------------------------------------
                                             Steven Shapiro

=============================================================================
                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
-----------------------------------------------------------------------------

SANDRA NEUMAN,
 Plaintiff,                                      SUMMONS IN A CIVIL ACTION

    V.                                           CASE NUMBER: 97-8017

U.S. DIAGNOSTIC INC., et al.,                    CIV-HURLEY
                                                 FRANK J. LYNCH, JR.
  Defendants.                                    UNITED STATES MAGISTRATE JUDGE
                                                 1/8/97
  TO: (Name and Address of Defendant)            10:27 A

      U.S. Diagnostic Inc.                       Paul Andrew Shaw/C.F.O.
                                                 ------------------------
      777 S. Flagler Drive                              PB C252
      West Palm Beach, FL                        /s/ Daniel V. DeLois
                                                 -----------------------
      Serve: Officer of Company                  Daniel V. DeLois

         YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

    PLAINTIFF'S ATTORNEY (name and address)
    Michael J. Pucillo, Esq.
    Burt & Pucillo
    222 Lakeview Avenue
    Suite 300 East
    West Palm Beach, FL 33401
    561/835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                    January 7, 1997
-----------------------------        -----------------------------
CLERK                                DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

SANDRA NEUMAN, individually                   97-8017
and on behalf of a class of                   CIV-HURLEY
all persons similarly                         FRANK J. LYNCH, JR.
situated,                                     UNITED STATES MAGISTRATE JUDGE

                                              FILED BY ___________________D.C.
     Plaintiff,                               INTAKE
                                              97 JAN - 7
   v.                                         PM 1:35
                                              CARLOS JUENKE
U.S. DIAGNOSTIC INC.; JEFFREY A.              CLERK U.S. DIST. CT.
GOFFMAN; KEITH G. GREENBERG;                  S.D. OF FLA. - WPB
ROBERT D. BURKE; JOSEPH A. PAUL;
AMOS F. ALMAND III and COYOTE
CONSULTING & FINANCIAL
SERVICES LLC,

     Defendants.
----------------------------------


                             CLASS ACTION COMPLAINT
                             ----------------------

    Plaintiff for her Complaint alleges upon information and belief, except for Paragraph 3 which is on personal knowledge, as follows.


                             JURISDICTION AND VENUE
                             ----------------------

    1. This action is brought as a class action on behalf of all purchasers of common stock of U.S. Diagnostic Inc. ("U.S. Diagnostic" or the "Company") between March 15, 1996 and December 23, 1996 (the "Class Period"), brought pursuant to Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder (17 C.F.R.
Section 240.10b-5).

    2. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. Sections 1331 and 1337, and Section 27 of the Exchange Act (15 U.S.C. Section 78aa).

    3. Venue is proper in this district pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). U.S. Diagnostic has its principal place of business in this District at 777 South

Flagler Drive, West Palm Beach, Florida 33401, and the acts charged herein, including the preparation and dissemination of materially false and misleading information, and omissions of material information occurred in this District.

    4. In connection with the acts alleged in this complaint, the defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

                                    PARTIES
                                    -------

    5. Plaintiff Sandra Neuman ("Plaintiff") purchased 1,000 shares of U.S. Diagnostic common stock on December 18, 1996, during the Class Period, and has been damaged thereby.

    6. Defendant U.S. Diagnostic operates medical service diagnostic facilities throughout the United States. The Company employs clinical tests or anatomical pathology tests at its centers.

    7. Defendant Jeffrey A. Goffman ("Goffman") is and at all relevant times was Chief Executive Officer and Chairman of the Board of Directors of the Company. Goffman is described in the Company's 1995 Annual Report as having "founded the company in 1993". Pursuant to an employment agreement with the Company, Goffman receives an annual base salary of $185,000, and an annual incentive bonus of up to $65,000.

    8. Defendant Keith G. Greenberg ("Greenberg") is purportedly a consultant to the Company. He also has acted as and has been held out as Executive Vice President and Director of Marketing, Mergers and Acquisitions of the Company. Greenberg is described in the Company's 1995 Annual Report as one of the Company's co-founders. Defendant Greenberg received a salary and bonus package similar, if not identical, to that of defendant Goffman.

    9. Defendant Robert D. Burke ("Burke") was President of the Company from June 1994 until June 1996. He served as a director from January 1994 until approximately September 1996.

    10. Defendant Joseph A. Paul ("Paul") has served as President and a Director of the Company since July 1, 1996.

    11. Defendant Amos F. Almand III ("Almand") is and at all relevant times was Senior Vice President and a Director of the Company.

    12. Defendant Coyote Consulting & Financial Services LLC ("Coyote") is and at all relevant times was a Florida Limited Liability Company existing in the State of Florida. Coyote maintains its "offices" at 29 Windward Isle, Palm Beach Gardens, Florida 33418, in a residential neighborhood. According to the Consulting Agreement between U.S. Diagnostic and Coyote dated December 1, 1994, Coyote is owned by Elise Nulman (a/k/a Elise Nulman Greenberg) and the Greenberg Trust. According to the Company's Proxy Statement on Schedule 14A dated September 19, 1996, Coyote's consulting services have been and continue to be provided by Keith Greenberg and Elise Nulman Greenberg.

    13. According to the Company's September 19, 1996 Proxy Statement:

        In December 1994, the Company entered into a five-year consulting agreement with Coyote ... amended in October 1995, pursuant to which it pays annual base consulting fees of $185,000. Coyote is also entitled to receive a bonus of up to $65,000 if certain financial targets are met. Coyote provides the Company with various management and consulting services including marketing, public and financial relations, employee benefits and due diligence services in connection with the Company's acquisitions.

    14. Defendants Goffman, Greenberg, Burke, Paul and Almand are referred to herein collectively as the "Individual Defendants". As officers, directors and/or controlling persons of a public company registered with the SEC, the common stock of which is traded on NASDAQ, the Individual Defendants, as promoters, officers and/or directors of a publicly-held company, and as controlling persons of U.S. Diagnostic, had a duty to disseminate promptly accurate and truthful information with respect to the Company's control and management, and to correct any previously issued statements if such statements were or had become materially false or misleading. Further, pursuant to Item 401 of Regulation S-K, promulgated pursuant to the Exchange Act, the defendants also had a duty to identify each of its officers, directors and significant employees and to report with respect to each such individual all criminal convictions, pending criminal proceedings or other material information including civil judgments within the past five years.

    15. The Individual Defendants were aware of or recklessly disregarded the misstatements and omissions in the SEC filings and releases, and were aware that such filings and releases were materially misleading and deceptive. Because of their executive, managerial and controlling positions with U.S. Diagnostic, each of the defendants had access to the truth about the management of U.S. Diagnostic, Greenberg's role in that management, and his prior criminal conviction and civil judgments. These undisclosed adverse facts rendered the positive statements made by and about U.S. Diagnostic and its business and management materially false and misleading, as evidenced by, inter alia, Bear Stearns & Co.'s withdrawal of coverage and a prior favorable recommendation on the Company, upon disclosure of the truth about Greenberg as set forth herein.

    16. The defendants, because of their positions of control were able to and did control the contents of the various annual reports, quarterly reports, press releases and presentations to securities analysts pertaining to the Company. Each defendant was provided with copies of U.S. Diagnostic press releases and other disseminations alleged herein to be misleading prior to or shortly after issuance and had the ability and opportunity to prevent their issuance or cause them to be corrected. As a result, each of the defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore primarily liable for the representations contained therein.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

    17. Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23(b)(3) on behalf of a Class, consisting of all persons who purchased or otherwise acquired shares of U.S. Diagnostic securities from March 15, 1996 through

December 23, 1996, inclusive (the "Class Period"), and who were damaged thereby. Excluded from the Class are the defendants named herein, all officers and directors of the Company at all relevant times, members of their immediate families and their heirs, legal representatives, successors or assigns, and any entity in which any defendants has or had a controlling interest.

    18. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class Members is unknown to Plaintiff at this time and can only by ascertained through appropriate discovery, Plaintiff believes that there are hundreds, if not thousands, of members of the Class. During the Class Period, there were over 23 million shares of U.S. Diagnostic common stock outstanding and actively traded on NASDAQ. Record owners and other members of the Class may be identifies from records maintained by U.S. Diagnostic or its transfer agent and may be notified of the pendency of this action by mail, using the form of notice similar to that customarily used in securities class actions.

    19. Plaintiff's claims are typical of the claims of all members of the Class as all members of the Class are similarly affected by defendants' wrongful conduct in violation of federal law that is complained of herein.

    20. Plaintiff will fairly and adequately protect the interest of the members of the Class, and has retained counsel competent and experienced in class and securities litigation.

    21. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

        (a) Whether the federal securities laws were violated by defendants' acts as alleged herein;

        (b) Whether defendants participated in and pursued the common course of conduct complained of herein;

        (c) Whether the Company's SEC filings, press releases and other statements disseminated to the investing public and the Company's shareholders during the Class Period misrepresented material facts about the management of U.S. Diagnostic;

        (d) Whether statements made by defendants to the investing public during the Class Period omitted or misrepresented material facts about the management of U.S. Diagnostic;

        (e) Whether the market price of U.S. Diagnostic's common stock was artificially inflated during the Class Period due to the material misrepresentations and failure to correct the material misrepresentations complanied of herein; and

        (f) To what extent the members of the Class have sustained damages and the proper measure of damages.

    22. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy since joinder of all members of the Class is impracticable. Moreover, as the damages suffered by individual Class Members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. There will be no difficulty in the management of this action as a class action.

                          FRAUD-ON-THE-MARKET DOCTRINE
                          ----------------------------

    23. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine. That doctrine is appropriate here because U.S. Diagnostic's common stock traded on the NASDAQ National Market System, a highly efficient and automated market; the trading volume of the Company's common stock was substantial; securities analysts employed by major brokerage firms such as Smith Barney and Bear Stearns wrote reports evaluating the Company; and the defendants made public statements which failed to disclose material facts regarding defendant Greenberg which influenced the price of the Company's stock.

    24. Based upon the foregoing, Plaintiff and the other members of the Class are entitled to a presumption of reliance upon the integrity of the market for the purpose of class certification as well as for ultimate proof of the claims on their merits.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

    25. U.S. Diagnostic holds itself out as one of the fastest growing and largest providers of outpatient radiology services in the United States, operating multi-modality imaging centers. Imaging modalities include MRI, computed tomography (CT scan), mammography, nuclear medicine, ultrasound and traditional X-Ray. Roughly 90% of the Company's facilities provided two or more different types of imaging processes, MRI being the most prevalent. In terms or revenues, the U.S. radiology market exceeded $55 billion in 1995. In terms of sites, there are approximately 6,000 in-patient hospital locations across the country and 2,200 freestanding imaging centers. The top three firms in the outpatient segment of the industry account for less than ten percent of the market.

    26. As a result of the relatively fragmented nature of the industry, consolidation, primarily through acquisitions, has been characterized as the vehicle to growth in the industry. U.S. Diagnostic has engaged in numerous transactions in the past few years and has been cast (in a Bear Sterns analyst report dated December 9, 1996) as the "leading consolidator in the diagnostic imaging marketplace."

    27. The individual at the Company most responsible for the Company's acquisition strategies and implementation was, at all times, Keith Greenberg. Greenberg is acknowledged to have been one of the Company's co-founders. Greenberg played a critical role in the Company's acquisitions strategies, analyses, negotiations and deals.

    28. The Company's 1995 Annual Report described defendant Greenberg as follows under the section heading "Team Management":

        Keith G. Greenberg, is a co-founder of US Diagnostic and serves as Director of Marketing, Mergers and Acquisitions. Mr. Greenberg was previously President of Yearwood Investments, Ltd., a New York City-based investment banking company. Mr. Greenberg was President, CEO and Executive Vice PResident of QTV Communications and P.O.P. Radio, companies engaged in interactive communications and alternative media appliances.

    29. This was the first mention by the Company of Greenberg as a co-founder and a member of the Company's management. Greenberg's name is otherwise not found in the Company's SEC filings, and he was never a signatory to any Company filing. Indeed, Greenberg's name is entirely absent from the Company's annual report on Form 10-KSB filed with the SEC for the very same period, except for one reference to him under the heading "Consulting Agreements".

    30. The Form 10-KSB filed with the SEC at the commencement of the Class Period misleadingly described Greenberg as a consultant, notwithstanding his much more significant role with the Company. Therewith, in other filings with the SEC, the Company failed to described truthfully and completely the role that Greenberg played in the Company's management.

    31. The Company has, contrary to public filings, on occasion acknowledged Greenberg as an executive in statements to the public. Such statements include:

        (a) On February 24, 1995, the Company issued a press release over the PR Newswire concerning its estimated 1994 and first quarter 1995 earnings. That release quoted Greenberg on the Company's acquisition strategies, and identified Greenberg as "Director of Strategic/Planning acquisitions".

        (b) On August 19, 1996, Greenberg was identified in a press release issued by the Company and disseminated by it over the Business Wire newswire services as "responsible for USDL's Mergers and Acquisitions".

    32. On November 1, 1996, Greenberg and other executives from U.S. Diagnostic met with securities analysts from the firm of Bear Stearns, at which time Greenberg was held out as a member of the Company's management team.

    33. At all relevant times, defendants failed to disclose Greenberg's exact position with the Company.

    34. Notwithstanding the undeniable importance of Greenberg not only to the formation of the Company but to its key business developments and strategic pursuits, the Company did not fairly and accurately disclose Greenberg's role in management in any of its periodic reports filed with the SEC, or in any of its other SEC filings, except the September 19, 1996, proxy statement and the 1995 Annual Report on Form 10-KSB. Greenberg's identity and role in management was not revealed because Greenberg is a convicted felon, who had been sued by the SEC in a separate civil proceeding. In addition, on September 13, 1994, Greenberg pleaded guilty to the federal offenses of Conspiracy to Defraud the United States and Mail Fraud. Greenberg was sentenced to thirty days imprisonment, two years of supervised release and 300 hours of community service. In a separate civil proceeding, on June 2, 1993, Greenberg entered into a consent judgment in an action brought by the SEC whereby he agreed not to violate the securities laws as part of a settlement with the Commission.

    35. The criminal conviction was not publicly disclosed until December 23, 1996, when Bear Sterns issued an analyst report disclosing that it was "Removing our Buy Rating and Discontinuing

Coverage." This report included several revelations of material facts about U.S. Diagnostic never previously disclosed to the public. The report stated:

        We have learned information regarding the prior experiences and background of an individual associated with U.S. Diagnostic, Inc. that has caused us to lose confidence in our ability to assess ongoing developments at the company. This individual, Keith Greenberg, has, over the last year, been introduced to us and described in written material published by [the] company as a co-founder of USDL and a member of the management team (in the 1995 Annual Report and at meetings with a representative of Bear Stearns on November 1, 1996). In the September 19, 1996 proxy statement, Mr. Greenberg has been described as providing services to U.S. Diagnostic through Coyote Consulting, which has a five year agreement with the company. We have learned that Mr. Greenberg plead guilty in the U.S. District Court in the Southern District of New York on September 13, 1994 to 1) Conspiracy to Defraud the United States and 2) Fraud and Conspiracy to Defraud. Mr. Greenberg was sentenced to 30 days imprisonment with two years of supervised probation on August 24, 1995 and ordered to perform 300 hours of community services.

        Since the information we have learned was not disclosed to us by the company and we believe it is material, we have lost confidence in our ability to assess on-going developments at U.S. Diagnostic. As a result, we are removing our BUY rating and discontinuing coverage of U.S. Diagnostic, Inc. The issue we have uncovered relates specifically to prior experiences of company management. (Emphasis added.)

    36. Disclosure of defendant Greenberg's criminal past and his intimate involvement with the Company, his management of its affairs and his communications with securities analysts, shocked the market, resulting in an immediate and sharp decline in the Company's stock price. Thus, on December 23, 1996, the price of

U.S. Diagnostic stock declined 2 11/16 from an opening price of 12 1/16 to close at 9 3/8, a one day loss in value of over 22%. There was extraordinary volume in the Company's stock, with over 4 million shares traded. Greenberg's prior consent judgment with the SEC had never been publicly disclosed.

    37. In addition, Greenberg has been the subject of a number of civil actions alleging securities fraud and violations of the Federal Racketeer Influenced and Corrupt Organizations Act ("RICO"). One such action, brought by an insvestor in Amtech (a company that Greenberg was officer and director in), resulted in a judgment on January 3, 1992, in the amount of $285,130.60.

    38. The defendants knowingly and/or recklessly issued and/or participated in the issuance of materially false and misleading statements to the investing public as particularized above. These representations were materially false and deceptive when made for the reasons set forth above, in that they falsely stated and/or failed to disclose material, adverse facts about U.S. Diagnostic's business operations and management condition, which facts were known to or recklessly disreguarded by defendants.

    39. Greenberg in fact acted as a senior executive at the Company and was a co-founder of the Company. While SEC rules (Regulation S-K, Item 401) require that a convicted felon disclose his criminal history when involved in a company's management, that was never done.

    40. The Company's consulting relationship with defendant Coyote was simply a fraudulent device designed to evade the reporting requirements of the federal securities laws by misleadingly concealing the truth about Greenberg's actual position at the Company. The compensation to Greenberg under that agreement was identical to defendant Goffman's salary. Greenberg was, in reality, a founder and senior executive at the company on a par with Goffman, but defendants could not state that without endangering the sale of U.S. Diagnostic securities at all or at the inflated prices at which such securities were sold.

    41. As a direct and proximate result of the above-described materially false and misleading statements and omissions of material facts, the Company's common stock traded at artificially inflated prices during the entire Class Period until the time the adverse described above was finally revealed by Bear Sterns and analyzed by the securities markets. Plaintiff and the other members of the Class purchased or otherwise acquired U.S. Diagnostic common securities relying upon the integrity of the market price of U.S. Diagnostic stock and market information related to the Company, or in the alternative, upon defendants' materially false and misleading statements. At all times during the Class Period, Plaintiff and the Class were in ignorance of the adverse, undisclosed information and false statements know to defendants, and have been damaged thereby. Upon disclosure of the true facts regarding Greenberg's history and management role with the Company, the market valuation of the Company's stock declined precipitously. Had Plaintiff and the other members of the Class been aware of the materially adverse information regarding

Greenberg not disclosed by defendants, they would not have purchased or acquired U.S. Diagnostic's common stock at all or at the artificially inflated prices that they did.

    42. As alleged above, throughout the Class Period, defendants made a series of materially false and misleading statements about U.S. Diagnostic's management, and Greenberg's role in that management. Defendants failed completely to disclose in its public filings with the SEC the background information required to be disclosed about Greenberg's prior criminal and SEC civil proceeding as required by Item 401, Regulation S-K, or civil judgments against Greenberg, a fact material to public investors. These misstatements and omission caused the market price of the Company's common stock to be overvalued and artificially inflated at all relevant times. Had Plaintiff and the Class known of the true circumstances surrounding U.S. Diagnostic's management, Greenberg's role in that management and his prior criminal history, the market price which they paid for U.S. Diagnostic common stock would have been significantly lower.

                                    COUNT I
                                    -------
                   [AGAINST ALL DEFENDANTS FOR VIOLATIONS OF
                       SECTION 10(B) OF THE EXCHANGE ACT]
                   -----------------------------------------

    43. Plaintiff realleges each and every allegation set forth above as though fully set forth herein.

    44. Each of the defendants, directly and indirectly, engaged and participated in a continuous course of conduct to conceal adverse material information about the management of U.S. Diagnos-tic, Greenberg's role in that management, the prior criminal history of Greenberg, and his SEC injunction. In so doing, the defendants employed devices, schemes and artifices to defraud, engaged in acts, practices, and a course of conduct as alleged herein in an effort to hide from investors U.S. Diagnostic's true management team, the role of Greenberg in that management team, the prior criminal history of Greenberg and the SEC action brought against him which resulted in an injunction. These misleading and omissive representations constituted transactions, practices and course of business which operated as a fraud and deceit upon the purchasers of U.S. Diagnostic securities during the Class Period.

    45. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the trust in that they failed to ascertain and to disclose such fact, even though such facts were available to them. Such defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing U.S. Diagnostic's management and Greenberg's role in that management from the investing public, in order to support the artificially inflated price of the Company's common stock.

    46. As a result of the dissemination of the materially false and misleading information and the failure to disclose material facts, as set forth above, the market prices of U.S. Diagnostic securities were artificially inflated during the Class Period, In ignorance of the materially false and misleading nature of the reports and statement described above, Plaintiff and other members of the Class relied, to their damaged, on the reports and statements described above and/or on the integrity of the market prices of U.S. Diagnostic securities and the completeness and accuracy of the information disseminated to U.S.Diagnostic investors in connection with their purchases of the Company's securities.

    47. At the times of said misrepresentations and omissions, Plaintiff and other members of the Class were ignorant of the deception, and believed the Company's reports to be true and accurate. Plaintiff and other Class Members could not in the exercise of reasonable diligence have known the actual facts. In reliance on said misrepresentations and in reliance upon the superior knowledge and expertise of defendants and on the integrity of the market, Plaintiff and other members of the Class were induced to and did purchase U.S. Diagnostic securities at artificially inflated prices. Had Plaintiff and other members of the Class known the truth, they would not have taken such action.

    48. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

    49. Plaintiff and other members of the Class have been damaged by defendants' violations as described in this Count and seek recovery for the damages caused thereby.

                                    COUNT II
                                    --------
              [AGAINST THE INDIVIDUAL DEFENDANTS AND COYOTE FOR
               VIOLATIONS OF SECTION 20(A) OF THE EXCHANGE ACT]
              -------------------------------------------------

    50. Plaintiff realleges each and every allegations set forth above as through fully set forth herein.

    51. This Count is brought by Plaintiff against the Individual Defendants and Coyote with respect to the entire Class Period and on behalf of the Class.

    52. By reason of their control over the operations of U.S. Diagnostic and its SEC filings and public releases, the Individual Defendants are "controlling persons" of the Company within the meaning of [section] 20(a) of the Exchange Act and had the power and influence (which they exercised) to cause U.S. Diagnostic to engage in the unlawful conduct complained of herein, and could have prevented such violations from taking place but failed to do so.

    53. By reason of these Individual Defendants and Coyote, each being a "controlling person," as that term is defined in Section 20(a) of the Exchange Act, they are primarily liable to Plaintiff and the Class for claims arising under Section 10(b) of the Exchange Act alleged above, the defendants named in this Count are secondarily liable for those primary violations pursuant to
Section 20(a) of the Exchange Act.

    54. As set forth above, U.S. Diagnostic and the other defendants each violated Section 10(b) and Rule 10b-5 by their acts and omissions as alleged in this Compliant. By virtue of their positions as controlling persons, all defendants other than U.S. Diagnostic are liable pursuant to Section 20(a) of the Exchange

Act. As a direct and proximate result of defendants' wrongful conduct, Plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class period.

    WHEREFORE, Plaintiff prays for relief and judgment, as follows:

         (a) Certifying this action as a class action, and certifying Plaintiff as class representative under Rule 23 of the Federal Rules of Civil Procedure and her counsel as class counsel;

         (b) Awarding compensatory damages in favor of Plaintiff and the other Class Members against all defendants, jointly and severally, for all damages substained as a result of defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

         (c) Awarding Plaintiff and the Class their reasonable cost and expenses incurred in this action, including counsel fees and expert fees; and

         (d) Such other further relief as the Court may deem just and proper.

                              JURY TRIAL DEMANDED
                              -------------------

    Plaintiff hereby demand a trial by jury.


Dated: January 7, 1997

                                                 BURT & PUCILLO

                                                 By: /s/ Michael J. Pucillo
                                                     -------------------------
                                                     Michael J. Pucillo
                                                     Fla. Bar No. 261033
                                                     Wendy H. Zoberman
                                                     Fla. Bar No. 434670
                                                     222 Lakeview Avenue
                                                     Suite 300 East

                                                 West Palm Beach, FL 33401
                                                 (561) 835-9400

                                                 WEISS & YOURMAN
                                                 Joseph H. Weiss
                                                 Molshe Balsam
                                                 319 5th Avenue
                                                 New York, NY 10016
                                                 (212) 531-4171

                                                      and

                                                 STULL STULL & BRODY
                                                 Jules Brody
                                                 6 East 45th Street
                                                 New York, NY 10017
                                                 (212) 687-7230

                    DECLARATION OF PLAINTIFF SANDRA NEUMAN
                       TO SERVE AS CLASS REPRESENTASTIVE

    1. I make this declaration pursuant to Section 101 of the Private Securities Litigation Reform Act of 1955 and as required by section 21D(a)(2) of Title I of the Securities Exchange Act of 1934.

    2. I have reviewed the attached securities class action complaint (the "Complaint") filed on my behalf and on behalf of all others similarly situated and authorize its filing

    3. I did not purchase the security that is the subject of the compliant at the direction of plaintiff's counsel or in order to participate in any private action arising under Title I of the Securities Act of 1934.

    4. I am willing to serve as a respresentative party on behalf of a class as set forth in the Compliant, including providing testimony at deposition and trial, if necessary.

    5. To the best of my current knowledge, the following are all of my transaction in the security that is the subject of the Compliant during the class period specified in the Compliant: I purchased 1,000 shares of common stock of U.S. Diagnostic on December 18, 1996 at a net price of $12.42 per share.

    6. During the three year period preceding the date on which this certification is signed, I have not sought to serve as a representative party on behalf of a class under Title I of the Securities Exchange Act of 1934.

    7. I agree not to accept any payment for serving as a representative party on behalf of the class as set forth in the Compliant, beyond Plaintiff's pro rata share of any recovery, except as ordered or approved by the Court.

    8. I make this declaration without waiver of any applicable privileges and without waiver of any right to challenge the necessity for, or the constitutionally of, this declaration or to object to the filing of this declaration on any ground whatsoever.

    9. The matters stated in this declaration are true to the best of my current knowledge, information and belief.

    Executed under penalty of perjury under the laws of the United States of America

Date: January 3, 1997                            /s/ Sandra Neuman
                                                 -------------------------
                                                 Sandra Neuman

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               COYOTE CONSULTING & FINANCIAL SERVICES LLC
               c/o Elise Greenberg
               29 Windward Isle
               Palm Beach Gardens, FL 33418

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               AMOS F. ALMAND III
               c/o U.S. Diagnostic Inc.
               777 S. Flagler Drive
               West Palm Beach, FL 33401

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               ROBERT D. BURKE
               c/o U.S. Diagnostic Inc.
               777 S. Flagler Drive
               West Palm Beach, FL 33401

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

                                                                     BSS
                             U.S. District Court
                 Southern District of Florida (W. Palm Beach)

                     CIVIL DOCKET FOR CASE #: 97-CV-8010

Golden v. Lynne Golden Trust, et al                   Filed: 01/06/97
Assigned to: Judge William J. Zloch              Jury demand: Plaintiff
Demand: $0,000                                   Nature of Suit:  850
Lead Docket: None                                Jurisdiction: Federal Question
Dkt# in other court: None

Cause: 28:1331 Fed. Question: Securities Violation

LYNNE M. GOLDEN, Trustee, UAD          Michael J. Pucillo
1/6/96                                 [COR LD NTC]
     plaintiff                         Wendy Hope Zoberman
                                       [COR LD NTC]
                                       Burt & Pucillo
                                       222 Lakeview Avenue
                                       Suite 300 East
                                       West Palm Beach, FL 33401
                                       407-835-9400

LYNNE M. GOLDEN TRUST,                 Michael J. Pucillo
individually and on behalf of          (See above)
a class of all persons                 [COR LD NTC]
similarly situated                     Wendy Hope Zoberman
     plaintiff                         (See above)
                                       [COR LD NTC]

     v.

U.S. DIAGNOSTIC INC.
     defendant

JEFFREY A. GOFFMAN
     defendant

KEITH G. GREENBERG
     defendant

JOSEPH A. PAUL
     defendant

ROBERT D. BURKE

Docket as of January 7, 1997 4:19 pm                            Page 1

                                                                     BSS
Proceedings include all events.
9:97cv8010   GOLDEN v. LYNNE GOLDEN TRUST, et al

     defendant

AMOS F. ALMAND, III
     defendant

COYOTE CONSULTING & FINANCIAL
SERVICES LLC
     defendant

Docket as of January 7, 1997 4:19 pm                            Page 2

                                                                     BSS
Proceedings include all events.
9:97cv8010  Golden v. Lynne Golden Trust, et al

Lynne M. Golden, Trustee, UAD 1/6/96 ; Lynne M. Golden
Trust, individually and on behalf of a class of all persons similarly situated plaintiff

v.

U.S. Diagnostic Inc.; Jeffrey A. Goffman; Keith G.
Greenberg; Joseph A. Paul; Robert D. Burke; Amos F. Almand,
III; Coyote Consulting & Financial Services LLC

     defendant

Docket as of January 7, 1997 4:19 pm                            Page 3

                                                                     BSS
Proceedings include all events.
9:97cv8010   Golden v. Lynne Golden Trust, et al

1/6/97   1        CLASS ACTION COMPLAINT filed;      FILING FEE $150.00 RECEIPT
                  #705797; A-7, BSS (pa)

1/6/97   --       Magistrate identification: Magistrate Judge Barry S.
                  Seltzer (pa) [Edit date 01/06/97]

1/6/97   2        SUMMONS (ES) issued for U.S. Diagnostic Inc., Jeffery A.
                  Goffman, Keith G. Greenberg, Joseph A. Paul, Robert D.
                  Burke, Amos F. Almand III, Coyote Consulting (pa)


Docket as of January 7, 1997 4:19 pm                            Page 4

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               JOSEPH A. PAUL
               c/o U.S. Diagnostic Inc.
               777 S. Flagler Drive
               West Palm Beach, FL 33401

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               KEITH G. GREENBERG
               29 Windward Isle
               Palm Beach Gardens, FL 33418

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               JEFFERY A. GOFFMAN
               c/o U.S. Diagnostic Inc.
               777 S. Flagler Drive
               West Palm Beach, FL 33401

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

-------------------------------------------------------------------------------
                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------

LYNNE M. GOLDEN, TRUSTEE, UAD 1/6/96              SUMMONS IN A CIVIL ACTION
LYNNE M. GOLDEN TRUST
individually and on behalf of a class             CASE NUMBER: 97-8010
of all persons similarly situated

               v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG; JOSEPH
A. PAUL; ROBERT D. BURKE; AMOS F. ALMAND III and COYOTE CONSULTING & FINANCIAL SERVICES
LLC

     To: (Name and Address of Defendant)

               U.S. DIAGNOSTIC INC.
               c/o The Prentice Hall Corporation System, Inc.
               1201 Hayes Street, Suite 105
               Tallahassee, FL 32301

     YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (Name and Address)

          BURT & PUCILLO
          222 Lakeview Avenue
          Suite 300 East
          West Palm Beach, FL 33401
          (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

/s/ Carlos Juenke                 January 6, 1997
-----------------------------     -----------------------------
CLERK                             DATE

/s/ Irene Rivera
-----------------------------
BY DEPUTY CLERK

                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
                              NORTHERN DIVISION

LYNNE M. GOLDEN, TRUSTEE, UAD     CASE NO. 97-8010
1/6/96 LYNNE M. GOLDEN TRUST,
individually and on behalf
of a class of all persons
similarly situated,

     Plaintiff,
   v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG;
JOSEPH A. PAUL; ROBERT D.
BURKE; AMOS F. ALMAND III
and COYOTE CONSULTING & FINANCIAL
SERVICES LLC,

     Defendants.

                            CLASS ACTION COMPLAINT

   Plaintiff makes the following allegations upon information and belief, except as to allegations specifically pertaining to the plaintiff and her counsel, based on the facts alleged below, which are predicated upon the investigation undertaken by plaintiff's counsel, and plaintiff believes that further substantial evidentiary support will exist for the allegations set forth below after a reasonable opportunity for discovery.

                             NATURE OF THE ACTION

   1. This is a class action on behalf of all purchasers of securities of U.S. Diagnostic Inc. ("USD" or the "Company") between March 15, 1996 and December 23, 1996, inclusive, (the "Class Period"), seeking to pursue remedies under the Securities Exchange Act of 1934 (the "Exchange Act"). The class action claims complain


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of a fraudulent scheme and deceptive course of business that injured purchasers of USD stock during the Class Period.

   2. At all relevant times, USD's management team included Keith Greenberg--a felon who previously pled guilty to charges of Conspiracy to Defraud the United States and Fraud and Conspiracy to Defraud. Although Mr. Greenberg was one of the Company's founders and has functioned in a management capacity with the Company since its inception, USD and the other defendants have continuously failed to disclose Greenberg's criminal history arising out of fraudulent misconduct. Indeed, a review of the Company's various Securities and Exchange Commission ("SEC") filings indicates that the Company is in violation of SEC rules and, with utter disregard for the investing public, largely omitted references to Greenberg in an effort to conceal the fact that someone with a criminal history and significant enforcement problems with the SEC, was involved in management. On the occasions in which Greenberg was mentioned by the Company, defendants failed to disclose his criminal record, an obviously material fact to investors, and a fact which reputable securities firms with which the Company deals and members of the investing community expect to be disclosed.

   3. The facts surrounding Greenberg's criminal history only came to light by virtue of a securities analyst report dated December 23, 1996, disseminated by the firm of Bear Stearns. This disclosure in the Bear Stearns report and news accounts of it had the immediate effect of causing a substantial decline in the price of USD securities, as investors recognized the woeful inadequacy of

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the Company's previous disclosures to the public and the detrimental effect that the immediate and obvious lack of credibility revealed in these disclosures would have on the Company's future prospects.

   4. Further investigation has revealed that, in addition to Greenberg's criminal history, in June of 1993, the SEC obtained an Order of Permanent Injunction against Greenberg enjoining Greenberg and those in active concert or participation with him from, inter alia, committing fraud in the offer or sale of any securities. Greenberg executed a Consent and Stipulation agreeing to the entry of the Order of Permanent Injunction.

                            JURISDICTION AND VENUE

   5. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. Section Section 1331 and 1337, and Section 27 of the Exchange Act (15 U.S.C. Section 78aa).

   6. This action arises under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder (17 C.F.R. Section 240.10b-5).

   7. Venue is proper in this district pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). USD has its corporate headquarters and principal place of business in this District at 777 South Flagler Drive, West Palm Beach, Florida 33401, and the acts charged herein, including the preparation and dissemination of materially false and misleading information, occurred in substantial part in this District.

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   8. In connection with the acts alleged in this complaint, the defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

                                   PARTIES

   9. Plaintiff Lynne M. Golden, UAD 1/6/96 Lynne M. Golden Trust, as set forth in the accompanying Certification, purchased 1,000 shares of USD common stock during the Class Period, and was damaged thereby.

   10. Defendant USD is a Delaware corporation, which maintains its executive offices in West Palm Beach, Florida. Prior to October, 1996, USD's name was U.S. Diagnostic Labs, Inc. USD acquires and owns medical services facilities including both clinical and multi-modality diagnostic facilities. The Company's facilities are used primarily by physicians to diagnose and monitor diseases or other medical conditions using either clinical tests or anatomical pathology tests.

   11. Defendant Jeffrey A. Goffman ("Goffman") is and at all relevant times was Chief Executive Officer and Chairman of the Board of Directors of the Company. Goffman is described in the Company's 1995 Annual Report as one of the persons who "founded the Company in 1993". Pursuant to an employment agreement with the Company, Goffman receives an annual base salary of $185,000, and an annual incentive bonus of up to $65,000, plus other perquisites.

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   12. Defendant Keith G. Greenberg ("Greenberg") is and at all relevant times functioned as a senior executive, Executive Vice President and Director of Marketing, Mergers and Acquisitions of the Company. Greenberg is described in the Company's 1995 Annual Report and a 1996 investor relations package as one of the Company's co-founders. As detailed below, pursuant to an unusual consulting relationship which defendants used in an effort to evade disclosure of Greenberg's involvement with the Company, Greenberg received an essentially identical salary and bonus package as Goffman, keeping him on a par with Goffman. Greenberg is married to Elise Nulman Greenberg.

   13. Defendant Robert D. Burke ("Burke") was President of the Company from June 1994 until June 1996 when he resigned and became a consultant to the Company. Burke is still being compensated pursuant to the terms of his five-year employment agreement entered into in June 1994. Defendant Burke was a Director of the Company from January 1994 until approximately September 1996.

   14. Defendant Joseph A. Paul ("Paul") has served as President and a Director of the Company since July 1, 1996.

   15. Defendant Amos F. Almand III ("Almand") is and at all relevant times was Senior Vice President and a Director of the Company.

   16. (a) Defendant Coyote Consulting & Financial Services LLC ("Coyote") is and at all relevant times was a Florida Limited Liability Company existing in the State of Florida. According to a Consulting Agreement between USD and Coyote dated December 1,

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1994 (the "1994 Coyote Consulting Agreement"), Coyote is owned by Elise
Nulman (a/k/a Elise Nulman Greenberg) and the Greenberg Trust. Coyote maintains its principal executive offices at 29 Windward Isle, Palm Beach Gardens, Florida 33418, which is also Keith Greenberg and Elise Nulman Greenberg's address. According to the Company's Proxy Statement on Schedule 14A dated September 19, 1996, Coyote's consulting services have been and continue to be provided by Keith Greenberg and Elise Nulman Greenberg.

   (b) According to the Company's September 19, 1996 Proxy Statement:

    In December 1994, the Company entered into a five-year consulting agreement with Coyote . . . amended in October 1995, pursuant to which it pays annual base consulting fees of $185,000. Coyote is also entitled to receive a bonus of up to $65,000 if certain financial targets are met. Coyote provides the Company with various management and consulting services including marketing, public and financial relations, employee benefits and due diligence services in connection with the Company's acquisitions.

   (c) The 1994 Coyote Consulting Agreement, as amended in October 1995, provides, among other things, that "Consultant, through its various employers shall act as a general advisor and consultant on all financial related matters pertaining to the business of (USD)"; that USD will "reimburse the Consultant" up to $100,000.00 per year for "expenses" incurred in hiring up to five employees; that, additionally, "Consultant shall be reimbursed for all medical and dental insurance premiums paid for its employees who are providing services to (USD)," and "for all expenses for up to two automobiles"; and that, "Consultant shall receive a finder's

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fee in cash of two percent (2%) of the aggregate purchase price of any entity acquired by (USD) as a result of introduction by Consultant."

   (d) Coyote is and at all relevant times was defendant Greenberg's alter ego.

   17. Defendants Goffman, Greenberg, Burke, Paul and Almand are referred to herein collectively as the "Individual Defendants". As officers, directors and/or controlling persons of a Company which is registered with the SEC under the federal securities law, whose securities are registered with the SEC, traded on the NASDAQ, and governed by the provisions of the federal securities laws, the Individual Defendants and Coyote, as officers and directors of a publicly-held company, and as controlling persons of USD, each had a duty to disseminate promptly accurate and truthful information with respect to the Company's control and management, and to correct any previously issued statements from any source that was or had become materially false or misleading, so that the market price of the Company's publicly traded securities would be based upon truthful and accurate information. Under rules and regulations promulgated by the SEC under the Exchange Act, specifically Item 401 of Regulation S-K, the defendants also had a duty to identify each of its officers, directors and significant employees and to report with respect to each such individual and any control person, all criminal convictions or pending criminal proceedings within the past five years, and any order, judgment or decree enjoining such individual from engaging in any activity in

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connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws. The defendants' representations during the Class Period violated these specific requirements and obligations.

   18. The Individual Defendants and Coyote all participated in the drafting, preparation, and/or approval of the various public and shareholder and investor reports and other communications complained of herein and were aware of or recklessly disregarded the misstatements contained therein and omissions therefrom, and were aware of their materially misleading nature. Because of their Board membership and/or executive, managerial and controlling positions with USD, each of the defendants had access to the adverse non-public information about USD's management and Greenberg's role in that management and his prior criminal conviction, SEC injunction and civil judgments, as particularized herein and knew that these adverse facts rendered the positive statements and omissions made by and about USD and its management materially false and misleading.

   19. The defendants, because of their positions of control and authority as officers and/or directors or controlling persons of the Company, were able to and did control the contents of the various quarterly and annual reports, press releases and presentations to securities analysts pertaining to the Company. Each defendant was provided with copies of USD press releases and other disseminations alleged herein to be misleading prior to or shortly after their issuance and had the ability and opportunity to prevent

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their issuance or cause them to be corrected. As a result, each of the defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore primarily liable for the representations contained therein.

                     PLAINTIFF'S CLASS ACTION ALLEGATIONS

   20. Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b) (3) on behalf of a Class, consisting of all persons who purchased or otherwise acquired shares of USD securities from March 15, 1996 through December 23, 1996, inclusive (the "Class Period"), and who were damaged thereby. Excluded from the Class are defendants, the officers and directors of the Company at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which defendants have or had a controlling interest.

   21. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class Members is unknown to plaintiff at this time and can only be ascertained through appropriate discovery, plaintiff believes that there are hundreds, if not thousands, of members of the Class. During the Class Period, there were over 23 million shares of USD common stock outstanding and actively traded on NASDAQ, an efficient market in which millions of shares of the Company's stock were traded during the Class Period. Record owners and other members of the Class may be identified from records maintained by USD or its transfer agent and may be notified of the pendency of

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this action by mail, using the form of notice similar to that customarily used in securities class actions.

   22. Plaintiff's claims are typical of the claims of the members of the Class as all members of the Class are similarly affected by defendants' wrongful conduct in violation of federal law that is complained of herein.

   23. Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation. Plaintiff's interests are coincident with and not antagonistic to absent Class Members' interests.

   24. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

   (a) Whether the federal securities laws were violated by defendants' acts as alleged herein;

   (b) Whether defendants participated in and pursued the common course of conduct complained of herein;

   (c) Whether USD's public filings, press releases and other statements disseminated to the investing public and the Company's shareholders during the Class Period misrepresented or omitted material facts about the management of USD, Greenberg's role in that management, and Greenberg's criminal past;

   (d) Whether statements made by defendants to the investing public during the Class Period omitted or misrepresented

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material facts about the management of USD, Greenberg's role in that management, and Greenberg's criminal past;

   (e) Whether the market price of USD's securities during the Class Period was artificially inflated due to the material misrepresentations and omissions and failure to correct the material misrepresentations complained of herein; and

   (f) To what extent the members of the Class have sustained damages and the proper measure of damages.

   25. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy since joinder of all members is impracticable. Furthermore, as the damages suffered by individual Class Members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. There will be no difficulty in the management of this class action.

                           SUBSTANTIVE ALLEGATIONS
                  APPLICABILITY OF PRESUMPTION OF RELIANCE:
                         FRAUD-ON-THE-MARKET DOCTRINE

   26. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that, among other things:

   (a) USD common stock met the requirements for listing, and was listed, on the NASDAQ National Market System, a highly efficient and automated market;

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   (b) As a regulated issuer, the Company filed periodic public reports with the SEC;

   (c) The trading volume of the Company's stock was substantial, reflecting numerous trades each day;

   (d) USD was followed by securities analysts employed by several major brokerage firms who wrote reports which were distributed to the sales force and certain customers of such firms and which were available to various automated data retrieval services;

   (e) Defendants made public statements which failed to disclose material facts during the Class Period;

   (f) The omissions and misrepresentations were material;

   (g) The misrepresentations alleged would tend to induce a reasonable investor to misjudge the value of the Company's securities; and

   (h) Plaintiff and the other members of the Class purchased USD common stock without knowledge of the omitted and misrepresented facts.

   27. Based upon the foregoing, plaintiff and other members of the Class are entitled to a presumption of reliance upon the integrity of the market for the purpose of class certification as well as for ultimate proof of the claims on their merits. Plaintiff will also rely alternatively and/or in part upon the presumption of reliance established by material omissions and upon the actual reliance of the Class Members.

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                             FACTUAL ALLEGATIONS

GENERAL BACKGROUND

   28. USD was incorporated in Delaware on June 17, 1993. As set forth in the Company's October 20, 1994 Prospectus, effective June 24, 1993, the Company merged with Port Chester Distribution Services, Inc. ("Port Chester"), a New York corporation, which was inactive and had no assets. However, the merger resulted in the issuance to defendant Goffman and "Elise Nulman" (a/k/a Elise Nulman Greenberg), who purportedly were shareholders of Port Chester, of 640,000 and 180,000 shares, respectively, of USD's common stock.

   29. An earlier version of the October 1994 Prospectus, filed with the SEC on or about December 23, 1993, stated that the merger with Port Chester resulted in the issuance to defendant Goffman and "Ms. Nulman" of 800,000 and 225,000 shares, respectively, of USD's common stock. As noted in the 1993 draft Prospectus, beneficial ownership of 225,000 shares would have resulted in Mrs. Greenberg beneficially owning, after the 1994 offering, more than 5% of USD's outstanding stock. Because, by agreement, these shares could not be sold for at least a period of thirteen (13) months after the offering, Elise Greenberg's holdings would have had to be disclosed pursuant to Item 403 of Regulation S-K, in the Company's subsequent public filings. In the final 1994 Prospectus, the number of shares reported as being issued to "Ms. Nulman" in the Port Chester merger was reduced by 20% to 180,000 or only 4.8% after the offering, thus eliminating the disclosure requirement.

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   30. USD purports to be the fastest growing and largest provider of outpatient radiology services in the United States, operating multi-modality imaging centers. Imaging modalities include MRI, computed tomography (CT scan), mammography, nuclear medicine, ultrasound and traditional X-Ray. Roughly 90% of the Company's facilities provide two or more different types of imaging processes, with MRI being the most prevalent.

   31. This imaging industry is characterized as large and fragmented. In terms of revenues, the entire radiology market exceeded $55 billion in 1995. In terms of sites, there are approximately 6,000 in-patient hospital locations across the country and 2,200 freestanding imaging centers. The top three firms in the outpatient segment of the industry account for less than ten percent of the market.

   32. As a result of this structure, the consolidation of the industry, primarily through acquisitions, has been characterized as the vehicle to growth in the industry. USD has engaged in at least twenty-three (23) transactions since October 1993, and has been cast (in a Bear Stearns analyst report dated December 9, 1996) as the "leading consolidator in the diagnostic imaging marketplace."

DEFENDANT GREENBERG'S SIGNIFICANT
INVOLVEMENT WITH THE COMPANY

   33. The person at the Company most responsible for the Company's acquisition strategies and implementation was, at all relevant times, Keith Greenberg. Greenberg, who is one of the Company's co-founders, has always (except for one brief 30 day period he apparently spent in jail) played a crucial role in the

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Company's acquisitions strategies, analyses, negotiations and deals. In the
Company's 1995 Annual Report--one of the few places in which the Company admits that it has someone named Greenberg associated with it--Greenberg is described as follows under the heading "Team Management" (at page 7):

    Keith G. Greenberg, is a co-founder of US Diagnostic and serves as Director of Marketing, mergers and Acquisitions. Mr. Greenberg was previously President of Yearwood Investments, Ltd., a New York City-based investment banking company. Mr. Greenberg was President, CEO and Executive Vice President of QTV Communications and P.O.P. Radio, companies engaged in interactive communications and alternative media appliances.

   34. Notwithstanding this identification of Greenberg as one of the six members of the Company's "senior management team", and his obvious importance to the Company's primary business objective--acquisitions--Greenberg's name is otherwise non-existent in the Company's SEC filings, and he is never a signatory to any Company filing. Indeed, Greenberg's name is entirely absent from the Company's annual report on Form 10-KSB for the very same period except in one oblique reference under the heading "Consulting Agreements".

   35. Included in a May 1996 investor relations package is a document on U.S. Diagnostic Labs, Inc. stationery which contains the heading "Directors and Executive Officers." The document lists "Keith Greenberg 37 Executive Vice President," among those listed following the sentence "The Directors and Executive Officers of the Company are as follows:". A short biography is given for each

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person listed in the roster of "Directors and Executive Officers," and the document states in part:

    Keith G. Greenberg, co-founder of USDL and a consultant since the company's inception, became full time Executive Vice-President in December, 1994. Greenberg was previously president of Yearwood Investments, Ltd., a New York City-based investment banking company, where he was responsible for financing and consulting for companies engaged in energy, recycling, and retailing. Prior to 1990, Greenberg was President and CEO of QTV Communications and Amtech, companies engaged in their introduction, design and development of interactive communications and alternative media applications in conjunction with such companies as Host/Marriott, Hertz, Esquire Magazine, NYNEX, CNBC, and Liberty Travel. In 1985, Greenberg co-founded and was Executive Vice President of P.O.P. Radio Inc., a pioneer of point of purchase advertising. P.O.P. is used in most major supermarkets and drug chains. Initially, Greenberg was a CPA employed by a national accounting firm.

   36. While noting Greenberg's position as President, CEO and Executive Vice President of QTV Communications, defendants have never disclosed that on February 20, 1996, a complaint was filed in federal court in New York by an investor in QTV against Greenberg, QTV and others alleging violations of the Federal Racketeer Influenced and Corrupt Organizations Act ("RICO"), including securities fraud, mail fraud and wire fraud, and that complaint resulted in a default judgment being entered against Greenberg and the other defendants on November 8, 1996, for more than $1 million.

   37. Defendants have also never disclosed that on December 11, 1990, a complaint was filed in federal court in New York by an investor in Amtech against Greenberg, Amtech, QTV and others

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alleging violations of Sections 5 and 12(2) of the Securities Act of 1933
("Securities Act") and Section 10b of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as common law fraud and other causes of action, and that that complaint resulted in a default judgment being entered against Greenberg and QTV on January 3, 1992 in the amount of $285,130.60.

   38. Each of the following documents filed with the SEC during the Class Period falsely and misleadingly excluded clear identifying references to Greenberg, notwithstanding his obviously significant executive role with the
Company:

   (a) The Company's Annual Report for the period ended December 31, 1995, on Form 10-KSB filed on or about March 15, 1996, signed by defendants Goffman, Burke and Almand, which includes a section identifying Directors, Executive Officers, Promoters and Control Persons at pages 21-22.

   (b) The Company's Registration Statement on Form S-3 filed on or about April 18, 1996, relating to the registration for sale of shares and warrants of several "selling shareholders", signed by defendants Goffman, Burke and Almand.

   (c) The Company's Annual Report to shareholders disseminated on or about April 26, 1996.

   (d) The Company's Quarterly Report for the period ending March 31, 1996, on Form 10-Q, filed on or about May 15, 1996, and signed by defendant Goffman.

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   (e) The Company's Quarterly Report for the period ending June 30, 1996, on
Form 10-Q, filed on or about August 14, 1996, and signed by defendant
Goffman.

   (f) The Company's Proxy Statement on Schedule 14A, signed by Goffman and filed on or about August 19, 1996.

   (g) The Company's Quarterly Report for the period ending September 30, 1996, on Form 10-Q, filed on or about November 14, 1996, and signed by defendant Goffman.

   39. Nevertheless, the Company has occasionally identified Greenberg as one of its executives in statements to the public:

   (a) On February 24, 1995, the Company issued a press release over the PR Newswire concerning its estimated 1994 and first quarter 1995 earnings. That press release quoted Greenberg on the Company's acquisition strategies, and identified Greenberg as "Director of Strategic/Planning acquisitions".

   (b) A September 8, 1995 article on USD in the South Florida Business Journal identifies Greenberg as "the executive vice president" of USD and quotes him at length and repeatedly in this capacity. According to the article:

    Greenberg got into the business with Jeffrey Goffman, who is chairman of the board and chief financial officer. Both were, Greenberg said, "two businessmen who didn't know imaging."

The article includes many quotations from Greenberg, referring to the Company and himself collectively as one (e.g. "There are 3000 outpatient diagnostic imaging centers in the U.S. We don't expect to own all 3,000 of them. But a company that continues to grow its

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bottom line and have access to capital, we think has a unique opportunity";
"our philosophy has not just been to hand someone a couple of million dollars and part company" (emphasis added)).

   (c) On February 26, 1996, Greenberg was identified and referred to as the Company's "executive vice president" in an article about USD's acquisition of a facility in Charleston, South Carolina in the Charleston Post and Courier.

   (d) On August 19 and 28, 1996, Greenberg was identified in press releases issued by the Company and disseminated by it over the Business Wire newswire service as "responsible for USDL's Mergers and Acquisitions".

   (e) On November 1, 1996, Greenberg and other executives from USD met with securities analysts from the firm of Bear Stearns, at which time Greenberg was represented to be a member of the Company's management team.

   40. At all relevant times, defendants failed to disclose Greenberg's exact position with the Company.

   41. Notwithstanding the undeniable importance of Greenberg, not only to the formation of the Company but to its key business developments and strategic pursuits, the Company did not identify Greenberg in any of its periodic reports filed with the SEC, or in any of its other SEC filings, except the September 19, 1996, proxy statement and the 1995 report on Form 10-KSB. As explained below, the reason for this deception is now obvious:
Greenberg is a convicted felon. On September 13, 1994, Greenberg pleaded guilty to the federal offenses of Conspiracy to Defraud the United States

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and Fraud and Conspiracy to Defraud. Greenberg was sentenced to thirty days imprisonment, two years of supervised release and 300 hours of community service. Greenberg was also the subject of a civil SEC action which charged Greenberg with aiding and abetting violations of Sections 17(a) (1), (2), and
(3) of the Securities Act and Section 10(b) of the Exchange Act in connection with Greenberg's position as Chief Executive Officer of Amtech, another publicly-held corporation, which SEC action resulted in the Order of Permanent Injunction described above.

   42. Greenberg's criminal past did not come to light until December 23, 1996, when Bear Stearns disseminated an analyst report disclosing that it was "Removing our Buy Rating and Discontinuing Coverage." This report included several revelations of material facts about Greenberg never previously disclosed. The report stated in pertinent part:

    We have learned information regarding the prior experiences and background of an individual associated with U.S. Diagnostic, Inc. that has caused us to lose confidence in our ability to access ongoing developments at the company. This individual, Keith Greenberg, has, over the last year, been introduced to us and described in written material published by (the) company as a co-founder of USDL and a member of the management team (in the 1995 Annual Report and at meetings with a representative of Bear Stearns on November 1, 1996). In the September 19, 1996 proxy statement, Mr. Greenberg has been described as providing services to U.S. Diagnostic through Coyote Consulting, which has a five year agreement with the company. We have learned that Mr. Greenberg plead guilty in the U.S. District Court in the Southern District of New York on September 13, 1994 to 1) Conspiracy to Defraud the United States and 2) Fraud and Conspiracy to Defraud. Mr. Greenberg was sentenced to 30

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    days imprisonment with two years of supervised probation on August 24,
    1995 and ordered to perform 300 hours of community service.

    Since the information we have learned was not disclosed to us by the company and we believe it is material, we have lost confidence in our ability to assess on-going developments at U.S. Diagnostic. As a result, we are removing our BUY rating and discontinuing coverage of U.S. Diagnostic, Inc. The issue we have uncovered relates specifically to prior experiences of company management.

   43. Disclosure of defendant Greenberg's criminal past and his intimate involvement with the Company, his management of its affairs and his communications with securities analysts, shocked the market, resulting in an immediate and sharp decline in the Company's stock price. Thus, on December 23, 1996, the price of USD stock declined 2 11/16 from an opening price of 12 1/16 to close at 9 3/8, a one day loss in value of over 22%, on exceptionally heavy volume of over 4 million shares. The Order of Permanent Injunction obtained by the SEC has never been disclosed by USD.

DEFENDANTS MISREPRESENTED
AND FAILED TO DISCLOSE
MATERIAL FACTS

   44. In knowing or reckless disregard of the truth and/or as part of their ongoing efforts to continue the illusion of USD's managerial quality, defendants continued to issue and/or participate in the issuance of materially false and misleading statements to the investing public as particularized above. These representations were materially false and misleading when made for the reasons set forth above and in that they falsely stated and/or failed to disclose the following material, adverse facts about

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USD's management, which facts were known to or recklessly disregarded by defendants:

   (a) That defendant Greenberg functioned as a senior executive at the Company and was a key and founding member of the Company's management team;

   (b) That defendant Greenberg is a convicted felon who pleaded guilty to the federal crimes of Conspiracy to Defraud the United States and Fraud and Conspiracy to Defraud;

   (c) That defendant Greenberg is subject to and consented to a 1993 Order of Permanent Injunction resulting from an SEC action which charged Greenberg with aiding and abetting securities fraud, and pursuant to which Greenberg agreed not to engage directly or indirectly in securities fraud;

   (d) That at least two default judgments totaling more than $1 million have been entered against Greenberg as a result of complaints filed by investors in companies headed by Greenberg, which complaints alleged, inter alia, securities fraud;

   (e) That at all relevant times the Company misrepresented who was in its management, who held what precise positions and the exact nature of Greenberg's relationship with the Company;

   (f) That the Company's purported consulting relationship with defendant Coyote was nothing more than a sham designed to evade the important reporting requirements of the federal securities laws;

   (g) That the Company's purported consulting relationship with defendant Coyote, which resulted in payments to Greenberg which were identical in amount to payments made to defendant Goffman as salary, made Greenberg a continuing senior executive at the Company on a par with Goffman, without including Greenberg's name on the Company's books and records;

   (h) That the Company's relationships with investors, securities analysts and other members of the investment community were at all relevant times in serious jeopardy because, upon discovery of the above concealed facts, the Company's credibility would be immediately and irreparably damaged; and

   (i) That the integrity of Company's public filings and statements was at all relevant times materially impaired.

   45. The market for USD's common stock was open, well-developed and efficient at all relevant times. As a result of the above-described false and misleading statements and failures to disclose the full truth about USD, its management, Greenberg's role in that management and Greenberg's criminal past, the Company's common stock traded at artificially inflated prices during the entire Class Period until the time the adverse information described above was finally provided to and digested by the securities market. Plaintiff and other members of the Class purchased or otherwise acquired USD common stock relying upon the integrity of the market price of USD stock and market information related to the Company, or in the alternative, upon defendants' false and misleading statements, and in ignorance of the adverse undisclosed information and false statements known to defendants, and have been damaged thereby. Upon disclosure of the true facts regarding the Company, the market valuation of the Company's stock declined precipitously. Had plaintiff and other members of the Class known of the materially adverse information not disclosed by defendants, they would not have purchased or acquired USD's common stock at the artificially inflated prices that they did.

   46. At all relevant times, the misrepresentations and omissions particularized in this complain directly or proximately caused or were a substantial contributing cause of the damages sustained by plaintiff and other members of the Class. As described herein, during the Class Period, defendants made or caused to be made a series of false statements and omissions about USD's management and Greenberg's role in that management. These misstatements and omissions caused the Company's common stock to be overvalued and artificially inflated at all relevant times. Had plaintiff and the Class known the trust about Greenberg's role in USD's management and his prior criminal conviction, permanent injunction and civil judgments, the price at which they purchased USD's common stock, if they invested at all, would have been significantly lower.

                                   COUNT I
                  [AGAINST ALL DEFENDANTS FOR VIOLATIONS OF
                      SECTION 10(b) Of The Exchange Act]

   47. Plaintiff repeats and realleges each and every allegation set forth above.

   48. The defendants individually and in concert, directly and indirectly, by the use of means of instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about the management of USD, Greenberg's role therein and his criminal past as well as a SEC injunction and civil judgment being entered against him in connection with complaints by investors alleging securities fraud, as specified herein. The defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to conceal, inter alia, USD's true management and Greenberg's role in that management as well as Greenberg's prior criminal history and SEC injunction, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made in the light of the circumstances under which they were made, not misleading, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of USD securities during the Class Period.

   49. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Such defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing USD's true management, Greenberg's role in that management and Greenberg's past from the investing public and supporting the artificially inflated price of its stock.

   50. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market prices of USD securities were artificially inflated during the Class Period. In ignorance of the materially false and misleading nature of the reports and statements described above, plaintiff and other members of the Class relied, to their damage, on the reports and statements described above and/or on the integrity of the market prices of USD securities and the completeness and accuracy of the information disseminated to USD investors in connection with their purchases of the Company's securities.

   51. At the times of said misrepresentations and omissions, plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. In reliance on said misrepresentations and in reliance upon the superior knowledge and expertise of defendants and on the integrity of the market, plaintiff and other members of the Class were induced to and did purchase USD securities at artificially inflated prices. Had plaintiff and other members of the Class known the truth, they would not have taken such action.

   52. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder of the Exchange Act.

   53. Plaintiff and other members of the Class have been damaged by defendants' violations as described in this Count and seek recovery for the damages caused thereby.

                                   COUNT II
[AGAINST THE INDIVIDUAL DEFENDANTS AND COYOTE FOR VIOLATIONS OF SECTION 20(a)
                             Of The Exchange Act]

   54. Plaintiff repeats and realleges each and every allegation made above.

   55. By reason of their control over the operations of USD, the Individual Defendants and Coyote, as Greenberg's alter ego, are "controlling persons" of the Company within the meaning of (Section) 20(a) of the Exchange Act and had the requisite power and influence (which they exercised) to cause USD to engage in the unlawful conduct complained of herein, and could have prevented such violations from taking place but failed to do so.

   56. By reason of these Individual Defendants and Coyote, as Greenberg's alter ego, each being a "controlling person," as that term is defined in
Section 20(a) of the Exchange Act, of other persons primarily liable to plaintiff and the Class pursuant to the claims arising under Section 10(b) of the Exchange Act alleged above, the defendants named in this Count are secondarily liable for those primary violations pursuant to Section 20(a) of the Exchange Act.

   57. As set forth above, USD and the other defendants each violated Section 10(b) and Rule 10b-5 by their acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons, all defendants other than USD are liable pursuant to
Section 20(a) of the Exchange Act. As a direct and proximate result of defendants' wrongful conduct, plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

   WHEREFORE, plaintiff prays for relief and judgment, as follows:

   (a) Determining that this action is a proper class action, certifying plaintiff as class representative under Rule 23 of the Federal Rules of Civil Procedure and her counsel as class counsel;

   (b) Awarding compensatory damages in favor of plaintiff and the other Class Members against all defendants, jointly and severally, for all damages sustained as a result of defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

   (c) Awarding plaintiff and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

   (d) Such other and further relief as the Court may deem just and proper.

                             JURY TRIAL DEMANDED

   Plaintiff demands a trial by jury.

Dated: January 6, 1997

                                          BURT & PUCILLO

                                          By: /s/ Michael J. Pucillo
                                              -------------------------------
                                              Michael J. Pucillo
                                              Fla. Bar No. 261033
                                              Wendy H. Zoberman
                                              Fla. Bar No. 434670
                                              222 Lakeview Avenue
                                              Suite 300 East
                                              West Palm Beach, FL 33401
                                              (561) 835-9400

                                          MILBERG WEISS BERSHAD
                                           HYNES & LERACH LLP
                                          David J. Bershad
                                          Steven G. Schulman
                                          Ralph M. Stone
                                          One Pennsylvania Plaza
                                          49th Floor
                                          New York, NY 10119
                                          (212) 594-5300

                                            -and -

                                          STARR & HOLMAN, LLP
                                          Zachary Alan Starr
                                          Jeremy Pull
                                          10 East 40th Street
                                          New York, NY 10016
                                          (212) 684-6442

                   REPRESENTATIVE PLAINTIFF'S CERTIFICATION

   I, Lynne M. Golden, on behalf of the Lynne M. Golden Trust, hereby certify that:

   1. I have reviewed the Complaint in this class action and have authorized the filing thereof by my attorneys, Starr & Holman, LLP.

   2. I did not purchase any shares of the common stock of U.S. Diagnostic Inc., the subject of the Complaint, at the request or direction of my counsel or in order to participate in this private action.

   3. I am willing to serve as a representative plaintiff on behalf of the class defined in the Complaint, including providing testimony at deposition and trial, if necessary.

   4. I am presently aware of the following transactions involving the common stock of U.S. Diagnostic Inc. during the Class Period defined in the
Complaint:

 TYPE OF TRANSACTION   TRADE DATE    NO. OF SHARES    PRICE
-------------------  ------------  ---------------  -------
Purchase                 6/14/96         1000          14
Sale                    12/23/96         1000           9 5/8

   5. During the three years preceding the date of this certification, I have not sought to serve as a representative plaintiff on behalf of a class under the federal securities laws.

   6. I will not accept payment for serving as a representative plaintiff on behalf of the class beyond my pro rata share of any recovery, except as ordered or approved by the Court.

   7. Nothing herein shall be construed to be or constitute a waiver of my attorney-client privilege.

                                          /s/ Lynne M. Golden
                                          -----------------------------------
                                          Lynne M. Golden

Sworn to and subscribed
before me this 3rd day
of January, 1997

/s/ Martha Ramirez
-----------------------
Notary Public

[Notary Public Stamp]

                               CIVIL COVER SHEET

The JS-44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleading or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. (SEE INSTRUCTIONS ON THE REVERSE OF THE FORM.)

I(a) PLAINTIFFS                        : DEFENDANTS
                                       :
Lynne M. Golden, Trustee, UAD 1/6/96   : U.S. Diagnostic Inc.; Jeffrey A.
Lynne M. Golden Trust,                 : Goffman; Keith G. Greenberg; Joseph A.
                                       : Paul; Robert D. Burke; Amos F. Almand
                                       : III and Coyote Consulting & Financial
                                       : Services LLC
                                       :
(b) COUNTY OF RESIDENCE OF FIRST       : COUNTY OF RESIDENCE OF FIRST LISTED
    LISTED PLAINTIFF                   : DEFENDANT  Palm Beach
                    -----------------  :           -------------------------
   (EXCEPT IN U.S. PLAINTIFF CASES)    :    (IN U.S. PLAINTIFF CASES ONLY)
         9:97cv8010/Zloch/BSS          : NOTE: IN LAND CONDEMNATION CASES, USE
                                       :  THE LOCATION OF THE TRACT OF LAND
                                       :               INVOLVED
-------------------------------------------------------------------------------
(c) ATTORNEYS (FIRM NAME, ADDRESS, AND : ATTORNEYS (IF KNOWN)
    TELEPHONE NUMBER)                  :
                                       :
Michael J. Pucillo, Esq., Burt &       :
  Pucillo,                             :
222 Lakeview Avenue, #300 East, West   :
Palm Beach, FL 33401, 561/835-9400     :
-------------------------------------------------------------------------------
(d) CIRCLE COUNTY WHERE ACTION AROSE:
DADE, MONROE, BROWARD, PALM BEACH, MARTIN, ST. LUCIE, INDIAN RIVER,
OKEECHOBEE, HIGHLANDS
-------------------------------------------------------------------------------
II. BASIS OF JURISDICTION

(PLACE AN X ONE BOX ONLY)

[ ] 1. U.S. Government        [X] 3. Federal Question

       Plaintiff                     (U.S. Government Not a Party)

[ ] 2. U.S. Government        [ ] 4. Diversity

       Defendant                     (Indicate Categories of Parties in
                                                 Item III)
-------------------------------------------------------------------------------
III. CITIZENSHIP OF PRINCIPAL PARTIES

(For Diversity Case Only)
                                               PTF     DEF
Citizen of This State                       [ ] 1   [ ] 1

Citizen of Another State                    [ ] 2   [ ] 2

Citizen or Subject of a Foreign Country     [ ] 3   [ ] 3

(PLACE AN X IN ONE BOX FOR PLAINTIFF
AND ONE BOX FOR DEFENDANT)
Incorporated of Principal Place of
  Business in This State                    [ ] 4   [ ] 4

Incorporated and Principal Place of
  Business in Another State                 [ ] 5   [ ] 5

Foreign Nation                              [ ] 6   [ ] 6
-------------------------------------------------------------------------------
IV. CAUSE OF ACTION          (CITE THE CIVIL STATUTE UNDER WHICH YOU ARE FILING
                                          AND WRITE A BRIEF STATEMENT OF CAUSE.
DO NOT CITE JURISDICTIONAL STATUTES UNLESS DIVERSITY.)

15 USC Sections 78j(b) and 78t(a)

IVa.  10 days estimated (for both sides) to try entire case
-------------------------------------------------------------------------------
V. NATURE OF SUIT          (PLACE AN X IN ONE BOX ONLY)

-------------------------------------------------------------------------------
          A   CONTACT                            A   REAL PROPERTY
-------------------------------------------------------------------------------
[ ] 110 Insurance                     :     [ ] 210 Land Contamination
                                      :
[ ] 120 Marine                        :     [ ] 220 Foreclosures B
                                      :
[ ] 130 Miller Act                    :     [ ] 230 Rent Lease and Treatment
                                      :
[ ] 140 Negotiable Investment         :     [ ] 240 Tests to Land
                                      :
[ ] 150 Recovery of Overpayments      :     [ ] 245 Test Product Liability
        & Enforcement of Judgment     :
                                      :     [ ] 290 All Other Real Property
[ ] 151 Medicare Act                  :
                                      :
[ ] 152 Recovery of Defaulted Student :
        Loans (Exit Veterans) B       :
                                      :
[ ] 153 Recovery of Overpayment of    :
        Veteran's Benefits B          :
                                      :
[ ] 160 Stockholder's Suits           :
                                      :
[ ] 180 Other Contract                :
                                      :
[ ] 195 Contract Product Liability    :
-------------------------------------------------------------------------------
                                  A   TORTS
-------------------------------------------------------------------------------
                                PERSONAL INJURY
[ ] 310 Airplane                        [ ] 362 Personal Injury-Med Malpractice

[ ] 315 Airplane Product Liability      [ ] 366 Personal Injury-Product
                                                Liability
[ ] 320 Assault, Libel & Slander        [ ] 368 Ambulance Personnel
                                                Injury Product Liability
[ ] 330 Federal Employers Liability
                                                  PERSONAL PROPERTY
[ ] 340 Marine                          [ ] 370 Other Fraud

[ ] 345 Marine Product Liability        [ ] 371 Trust in Landing B

[ ] 350 Motor Vehicle                   [ ] 380 Other Personnel
                                                Property Damage
[ ] 355 Motor Vehicle Product
        Liability                       [ ] 385 Property Damage
                                                Product Liability
[ ] 360 Other Personal Injury
-------------------------------------------------------------------------------
         A   CIVIL RIGHTS             :        B   PRISONER PETITIONS
-------------------------------------------------------------------------------
[ ] 441 Voting                        : [ ] 510 Motions to Vacate Sentence
                                      :
[ ] 442 Employment                    :            Habeas Corpus
                                      :
[ ] 443 Housing/Accommodations        : [ ] 530 General
                                      :
[ ] 444 Welfare                       : [ ] 535 Death Penalty
                                      :
[ ] 445 Other Civil Rights            : [ ] 540 Manufacture & Other
                                      :
                                      : [ ] 550 Civil Rights
                                      :         A or B
-------------------------------------------------------------------------------
        B   FORFEITURE PENALTY        :           A   BANKRUPTCY
-------------------------------------------------------------------------------
[ ] 610 Agriculture                   : [ ] 422 Appeal 28 USC 158
                                      :
[ ] 620 Other Food and Drug           : [ ] 423 Withdrawal 28 USC 157
                                      :----------------------------------------
[ ] 625 Drug Related Seizure of       :         A   PROPERTY RIGHTS
        Property 21 USC 821           :----------------------------------------
                                      : [ ] 820 Copyrights
[ ] 630 Liquor Laws                   :
                                      : [ ] 830 Patent
[ ] 640 R.R. & Truck                  :
                                      : [ ] 840 Trademark
[ ] 650 Airline Reps                  :----------------------------------------
                                      :         B   SOCIAL SECURITY
[ ] 680 Occupational Safety/Health    :----------------------------------------
                                      : [ ] 861 MIA (1395A)
[ ] 690 Other                         :
--------------------------------------: [ ] 862 Black Lung (923)
              A   LABOR               :
--------------------------------------: [ ] 863 DIWC, DIWW (405(g))
[ ] 710 Fair Labor Standards Act      :
                                      : [ ] 864 S.51D Title XVI
[ ] 720 Labor Management Relations B  :
                                      : [ ] 825 RSI (405(g))
[ ] 730 Labor Management              :----------------------------------------
        Reporting and Disclosure Act  :        A   FEDERAL TAX SUITS
                                      :----------------------------------------
[ ] 740 Railway Labor Act             :[ ] 870 Taxes (U.S. Parent or
                                      :        Overseas)
[ ] 790 Other Labor Litigation        :
                                      :[ ] 871 IRS-Third Party 26 USC 7609
[ ] 791 Employee Rgt. Inc. Security   :
        Act B                         :

-------------------------------------------------------------------------------
                              A   OTHER STATUS
-------------------------------------------------------------------------------
[ ] 400 States Reappointment
[ ] 410 Antitrust
[ ] 430 Banks and Banking
[ ] 450 Commerce/ICC Rates etc. B
[ ] 460 Deportation
[ ] 470 Racketeer Influenced and Corrupt Organizations
[ ] 610 Selective Service
[ ] 650 Securities Commission Exchange
[ ] 675 Currencies Exchange 12USCJ410
[ ] 891 Agricultural Acts
[ ] 892 Economic Sublimation Act
[ ] 893 Environmental Matters
[ ] 894 Energy Allocation Act
[ ] 895 Freedom of Information Act
[ ] 900 Appeal of Free Determination Under Equal Access to Justice
[ ] 950 Constitutionality of State Statutes
[ ] 990 Other Statutory Actions A or B
-------------------------------------------------------------------------------
VI. ORIGIN                (PLACE AN X IN ONE BOX ONLY)

[X] 1. Original           [ ] 4. Related             [ ] 7. Appeal to District
       Proceeding                                           Judge from
                          [ ] 5. Transferred from           Inadequate Judgment
[ ] 2. Removed From              another district
       State Court               (Specify)

[ ] 3. Remanded from      [ ] 6. Multidistrict litigation
       Appellale Court
-------------------------------------------------------------------------------
VII. REQUESTED      CHECK IF THIS IS A              CLASS ACTION   DEMAND S
     IN COMPLAINT   [X] UNDER F.A.C.P. 20

[ ] Check YES only if demanded in Complaint:  [X] YES
    JURY DEMAND:                              [ ] NO
-------------------------------------------------------------------------------
VIII. RELATED       (See Instructions):
CASE(S) IF ANY
                           JUDGE                 DOCKET NUMBER
                                 --------------                ---------------
-------------------------------------------------------------------------------
DATE                     SIGNATURE OF ATTORNEY OF RECORD
   1/6/97 /s/ Michael J. Pucillo               Michael J. Pucillo
-------------------------------------------------------------------------------
UNITED STATES DISTRICT COURT : FOR OFFICE USE ONLY:
                               Receipt No: 705797        Amount: 150.00
                                          -----------           ------------
                               Date Paid: 1/6/97         Mlfp:
                                         ------------         --------------

-------------------------------------------------------------------------------

                        UNITED STATES DISTRICT COURT

                        SOUTHERN DISTRICT OF FLORIDA
-------------------------------------------------------------------------------


MURIEL EDELSTEIN                                       SUMMONS IN A CIVIL ACTION
                                                       CASE NUMBER: 97-8011
        V.

U.S. DIAGNOSTIC INC., JEFFREY A.
GOFFMAN, JOSEPH A. PAUL, DR. ROBERT
D. BURKE, AND KEITH G. GREENBERG

        TO: (NAME AND ADDRESS OF DEFENDANT)

                U.S. DIAGNOSTIC INC.
                c/o The Prentice Hall Corporation System, Inc.
                1201 Hayes St., Suite 105
                Tallahassee, FL 32301          or 777 S. Flagler Drive
                                                  West Palm Beach, FL

YOU ARE HEREBY SUMMONED and required to file with the Clerk of this Court and serve upon

PLAINTIFF'S ATTORNEY (name and address)

                BURT & PUCILLO
                222 Lakeview Avenue
                Suite 300 East
                West Palm Beach, FL 33401
                (561) 835-9400

an answer to the complaint which is herewith served upon you, within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.


                                             JAN 6, 1997
--------------------------------------     ------------------------------------
CLERK                                      DATE

/s/ Irene Revera
--------------------------------------
BY DEPUTY CLERK

                            UNITED STATES DISTRICT COURT
                        FOR THE SOUTHERN DISTRICT OF FLORIDA
                                NORTHERN DIVISION

-------------------------------------
MURIEL EDELSTEIN,
                                                    CIVIL ACTION NO. 97-8011
                    Plaintiff,                       CIV-RYSKAMP
                                                    MAGISTRATE JUDGE VITUNAC

          - against -                           COMPLAINT-CLASS ACTION

U.S. DIAGNOSTIC INC., JEFFREY A.
GOFFMAN, JOSEPH A. PAUL, DR. ROBERT D.            JURY TRIAL DEMANDED
BURKE, and KEITH G. GREENBERG,

                    Defendants.

--------------------------------------

     Plaintiff, Muriel Edelstein, individually and on behalf of all others similarly situated, by her attorneys, alleges the following upon information and belief, except as to allegations specifically pertaining to plaintiff and her counsel, based upon the facts alleged below, which are predicated upon, among other things, a review of public filings by the corporate defendant with the United States Securities and Exchange Commission ("SEC"), securities analysts' reports and advisories about the Company, press releases issued by the Company and media reports about the Company.

                              NATURE OF THE ACTION
                              --------------------

     1. Plaintiff, Muriel Edelstein, brings this action as a class action on behalf of herself and all other persons or entities who purchased the stock of U.S. Diagnostic Inc. ("U.S. Diagnostic" or "USDL" or the "Company"), during the period beginning on October 20, 1994 through December 22, 1996, inclusive (the "Class Period"), to recover damages caused to the Class by defendants' violations of the federal securities laws. The suit alleges a scheme to defraud or deceive purchasers of U.S. Diagnostic common stock through defendants' nondisclosure and misrepresentation of information concerning the criminal wrongdoing of Keith G. Greenberg, a co-founder of U.S. Diagnostic and a member of its senior management team. This scheme, inter alia, artificially inflated the price of U.S. Diagnostic common stock and enabled defendants to complete public offerings of its common stock and redeem its Class A and B Warrants, by which U.S. Diagnostic raised cover $100 million.

                         JURISDICTION AND VENUE
                         ----------------------

     2. This action arises under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 (the "Exchange Act"),
15 U.S.C. sections 78j(b) and 78t(a),
and the rules and regulations promulgated thereunder, including S.E.C. Rule 10b-5, 17 C.F.R. 240.10b-5.

     3. This Court has jurisdiction of this action under Section 27 of the Exchange Act and 15 U.S.C. section 78aa, 28 U.S.C. section 1331.

     4. Venue is proper in this District pursuant to Section 27 of the Exchange Act, and 28 U.S.C. section 1391(b). Many of the acts alleged herein, including the dissemination to the investing public of false and misleading statements, occurred in substantial part in this District.
In addition, defendants' principal place of business and executive offices are located in this District.

     5. In connection with the acts and conduct complained of, defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including the mails, interstate telephone communications, and the facilities of a national securities exchange.

                         CLASS ACTION ALLEGATIONS
                        -------------------------

     6. Plaintiff brings this action as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of a class (the "Class") consisting of all persons who purchased shares of U.S. Diagnostic common stock on the open market during the Class Period. Excluded from the Class are the defendants herein, members of their immediate families, any subsidiary, affiliate, or control person of any such person or entity, officers, directors, and employees of U.S. Diagnostic and the legal representatives, heirs, successors or assigns of any such excluded party.

     7. The members of the Class are so numerous that the joinder of all members is impracticable. While the exact number of class members is unknown to plaintiff at this time and can only be ascertained through appropriate discovery, plaintiff believes that there are, at a minimum, several thousand members of the Class. According to U.S. Diagnostic's Form 10-QSB filed with the SEC on November 14, 1996, U.S. Diagnostic has in excess of 23.4 million shares of its common stock outstanding. The holders of these shares are believed to be geographically dispersed throughout the United States. U.S. Diagnostic common stock is listed and actively traded on the NASDAQ/National Market System. During the Class Period, millions of shares of U.S. Diagnostic were traded.

     8. Plaintiff's claims are typical of the claims of the Class, as plaintiff purchased shares of U.S. Diagnostic on the open market during the Class Period and sustained damages arising out of defendants' conduct in violation of federal law as complained of herein.

     9. Plaintiff will fairly and adequately protect the interests of the members of the Class, and has retained counsel competent and experienced in class action and securities litigation. Plaintiff has no interests that are contrary to or in conflict with those of the Class she represents.

     10. Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting only individually members of the Class. Among the questions of law and fact common to the Class which predominate over any questions affecting individual members of the Class are:

          (a) whether defendants violated Sections 10(b) and 20(a) of the Exchange Act, and SEC Rule 10b-5 promulgated thereunder;

          (b) whether defendants participated in and pursued the common course of conduct complained of herein;

          (c) whether documents, filings, releases and statements disseminated to the SEC and the investing public, during the Class Period, omitted and/or misrepresented material facts about Keith G. Greenberg and the business and management of the Company;

          (d) whether the market price of U.S. Diagnostic's common stock during the Class Period was artificially inflated due to the nondisclosure and/or misrepresentations complained of herein;

          (e) whether defendants acted knowingly, willfully, or recklessly in omitting to state and/or misrepresenting material facts; and

          (f) whether the members of the Class have sustained damages and, if so, what is the proper measure of such damages.

     11. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. Since the damages suffered by individual class members may be relatively small, the expense and burden of individual litigation make it virtually impossible for the class members to seek redress for the wrongful conduct alleged. Plaintiff knows of no difficulty which will be encountered in the management of this litigation which would preclude its maintenance as a class action.

                              THE PARTIES
                              -----------

     12. Plaintiff, Muriel Edelstein, purchased 1000 shares of common stock of defendant U.S. Diagnostic, on the open market, during the Class Period, and suffered damages thereby.

     13. Defendant U.S. Diagnostic is a Delaware corporation with its principal executive offices located at 777 S. Flagler Drive, West Palm Beach, Florida 33401. U.S. Diagnostic acquires and owns medical services facilities including both clinical and multi-modality diagnostic facilities. The Company's facilities are used primarily by physicians to diagnose and monitor diseases or other medical conditions using either clinical tests or anatomical pathology tests.

     14. Defendant Jeffrey A. Goffman ("Goffman") was at all relevant times Co-Founder, Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer of the Company, capacities in which he received substantial compensation.

     15. Defendant Dr. Robert D. Burke ("Burke") was, until July 1, 1996, President and a director of the Company. Since July 1, 1996, Burke has been a consultant to the Company and is still being compensated pursuant to the terms of his five-year employment agreement entered into with the Company in June, 1994, amended in October, 1995, which provides for annual compensation of $120,000 and an automobile allowance. For 1995, Dr. Burke was entitled to a bonus of up to $100,000 per year based on increases in the Company's net income from the prior year.

     16. Defendant Joseph A. Paul ("Paul") was at all relevant times, beginning on July 1, 1996, President and a Director of the Company, capacities in which he received substantial compensation.

     17. Defendant Keith G. Greenberg ("Greenberg") was at all relevant times Co-Founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company. Through Greenberg's consulting company, Coyote Consulting & Financial Service LLC ("Coyote"), Greenberg received substantial compensation from the Company. Greenberg is married to Elise Nulman Greenberg.

     18. Defendants Goffman, Burke, Paul, and Greenberg are sometimes referred to herein collectively as the "Individual Defendants."

     19. It is appropriate to treat the Individual Defendants as a group for pleading purposes and to presume that the false and misleading information conveyed in the Company's public filings, press releases and other publications as alleged herein are the collective actions of the narrowly defined group of defendants identified above. Each of the above officers or directors of U.S. Diagnostic, by virtue of his high-level positions with the Company, directly participated in the management of the Company, was directly involved in the day-to-day operations of the Company at the highest levels and was privy to confidential information concerning the Company, including its management, operations, and business affairs; and Keith G. Greenberg's criminal wrongdoing as alleged herein. Said defendants were involved in drafting, producing, reviewing and/or disseminating the false and misleading statements alleged herein, were aware that the false and misleading statements were being issued regarding the Company and approved or ratified these statements in violation of the federal securities laws.

     20. As officers, directors and/or controlling persons of U.S. Diagnostic, each Individual Defendant had a duty to disseminate promptly accurate and truthful information with respect to Greenberg's criminal background; and the Company's management, operations, and business affairs.

     21. The Individual Defendants participated in the drafting, preparation, and/or approval of the various public and shareholder and investor reports and other communications complained of herein and were aware of or recklessly disregarded the misstatements contained therein and omissions therefrom, and were aware of their materially misleading nature.

     22. The Individual Defendants, because of their positions of control and authority as officers and/or directors of the Company, were able to and did control the contents of the various quarterly and annual financial reports, press releases and presentations to securities analysts pertaining to the Company. Each Individual Defendant was provided with copies of U.S. Diagnostic's shareholder and investor reports, press releases and other disseminations alleged herein to be misleading prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or cause them to be corrected. As a result, each of the Individual Defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore primarily liable for the representations contained therein.

     23. Each of the defendants is liable as a participant in a fraudulent scheme and course of business that operated throughout the Class Period as a fraud or deceit on purchasers of U.S. Diagnostic stock, by disseminating materially false and misleading statements and/or concealing material, adverse facts. The scheme: (i) deceived the investing public regarding U.S. Diagnostic's management, business, and the intrinsic value of U.S. Diagnostic's shares; and (ii) caused U.S. Diagnostic stock to trade at artificially inflated prices.

                    APPLICABILITY OF PRESUMPTION OF RELIANCE:
                        FRAUD-OF-THE-MARKET DOCTRINE
                        ----------------------------

     24. At all relevant times, the market for U.S. Diagnostic stock was an efficient market for the following reasons, among others:

          (a) U.S. Diagnostic common stock met the requirements for listing, and was listed and actively traded, on the NASDAQ/National Market System, an efficient and automated market;

          (b) As a regulated issuer, the Company filed periodic public reports with the SEC and the NASD;

          (c) U.S. Diagnostic was followed by several securities analysts employed by major brokerage firms who wrote reports which were distributed to the sales force and certain customers of their respective brokerage firms. Each of these reports was publicly available and entered the public marketplace. Among the brokerage firms which issued research reports on U.S. Diagnostic during the Class Period were those identified in this Complaint.

     25. As a result, the market for U.S. Diagnostic securities promptly digested current information regarding U.S. Diagnostic from all publicly available sources and reflected such information in U.S. Diagnostic's stock price. Under these circumstances, all purchasers of U.S. Diagnostic shares during the Class Period suffered similar injury through their purchase of shares at artificially inflated prices and a presumption of reliance applies.

                     INAPPLICABILITY OF STATUTORY SAFE HARBOR
                     ----------------------------------------

     26. The statutory safe harbor provided for forward-looking statements under certain circumstances does not apply to any of the allegedly false statements pleaded in this Complaint. The statements alleged to be false and misleading herein all relate to then-existing facts and conditions. In addition, to the extent certain of the statements alleged to be false may be characterized as forward looking, they were not identified as "forward-looking statements" when made, there was no statement made with respect to any of those representations forming the basis of this complaint that actual results "could differ materially from those projected," and there were no meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the purportedly forward-looking statements. Alternatively, to the extent that the statutory safe harbor does apply to any forward-looking statements pleaded herein, defendants are liable for those false forward-looking statements because at the time each of those forward-looking statements was made, the particular speaker had actual knowledge that the particular forward-looking statement was false, and/or the forward-looking statement was authorized and/or approved by an executive officer of U.S. Diagnostic who knew that those statements were false when made.

                     THE FRAUDULENT SCHEME AND COURSE OF BUSINESS
                     --------------------------------------------

     27. U.S. Diagnostic, founded by, among other individuals, defendants Goffman and Greenberg, is a physician practice management provider specializing in the acquisition, operation and management of multi-modality diagnostic imaging centers and related facilities. Diagnostic imaging procedures are used to diagnose various diseases and physical injuries through the use of MRI, CT, mammography, X-ray, ultrasound, and other technologies. The Company's objective is to be the largest and most profitable network of diagnostic imaging centers in the United States. In order to accomplish this objective, USDL's operating and growth strategy is to acquire imaging centers from (i) radiologist owner/operators seeking management expertise, access to managed care contracts and/or other resources offered by physician practice management companies, (ii) physicians who may be required by law to divest such facilities, and (iii) owners seeking to leave the imaging business for various reasons.

     28. In or about October, 1994, U.S. Diagnostic announced that it would initiate a public offering of its common stock to the market. However, defendants knew, but failed to disclose publicly, that defendant Greenberg, a convicted felon with a history of criminal wrongdoing, was intimately involved in conducting U.S. Diagnostic's business and affairs.

     29. Indeed, on August 4, 1994, defendant Keith G. Greenberg was indicted on two counts of (1) Conspiracy to Defraud the United States, and (2) Fraud and Conspiracy to Defraud. Thereafter, on September 13, 1994, Greenberg pled guilty to both counts and was sentenced to thirty (30) days imprisonment with two years of supervised probation and ordered to perform 300 hours of community service.

     30. Despite the defendants' knowledge of Greenberg's criminal record, they never disclosed, during the Class Period, that Greenberg was intimately involved in conducting U.S. Diagnostic's operations and business affairs.

     31. Greenberg's consulting company, Coyote Consulting & Financial Services LLC ("Coyote") located at 29 Windward Isle, Palm Beach Gardens, Florida 33418, is a consulting firm engaged primarily in the business of providing financial marketing and acquisition related consulting services. Coyote's two lone employees are defendant Greenberg and his wife, Elise
Nulman Greenberg. On December 1, 1994, U.S. Diagnostic entered into a five-year consulting agreement with Coyote Consulting & Financial Services LLC ("Coyote"), amended in October 1995, pursuant to which the Company pays annual base consulting fees of $185,000; a bonus of up to $65,000 if certain financial targets are met; a 3% finder's fee of any acquisitions referred; reimbursement for all expenses for up to two automobiles; reimbursement for all medical and dental insurance premiums paid for its employees; and reimbursement for any additional employees Coyote hires up to an amount not to exceed $100,000. In connection with the finder's fee, Coyote receives a finder's fee in cash of 3% of the aggregate purchase price of any entity acquired by U.S. Diagnostic as a result of an introduction by Coyote. Thus, through U.S. Diagnostic's acquisition strategy, Coyote has received millions of dollars in proceeds from this financial arrangement.

     32. U.S. Diagnostic's senior management was intimately aware of Greenberg's involvement in the Company's business and affairs. In fact, senior management directly participated in Greenberg's scheme to conceal his involvement with U.S. Diagnostic. For example, even though Greenberg was Co-Founder of the Company, Director of Marketing, Mergers and Acquisitions, and a member of the Company's senior management team, defendants failed to mention Greenberg as a member of management in its public filings with the SEC, including its initial Prospectus issued on October 20, 1994. Indeed, in the Prospectus, rather than risk the chance of a governmental entity, including the SEC and/or NASD, holding up the Company's listing while it investigated Greenberg's criminal background and intimate involvement with the Company's business and affairs, defendants instead listed Greenberg's wife, under her maiden name, as a principal stockholder of the Company owning approximately 8.6% of the Company's outstanding common stock.

     33. In order to raise capital for the Company, defendants carried out their fraudulent scheme and course of business by making false and misleading statements that artificially inflated the price of its stock.

     34. Defendants capitalized on this artificial inflation in U.S. Diagnostic's stock by, among other things, arranging an initial and secondary offering of U.S. Diagnostic's common stock, redeeming the Company's Class A and B Warrants, netting proceeds in excess of $100 million, renegotiating and increasing the Company's available credit line with financial institutions, and enhancing the Company's relationships with Wall Street. This, in turn, allowed the Company to proceed with its acquisition strategy, and provided additional compensation to Greenberg's consulting firm, Coyote.

     35. Defendants' scheme had its intended effect, U.S. Diagnostic stock reached a market price high of $14 1/8 on June 14, 1996.

     36. In sum, at all relevant times during the Class Period, and while Greenberg was treated as an insider by the officers and directors of U.S. Diagnostic and had a great deal of influence in the Company, defendants failed to disclose that (a) Greenberg was a convicted felon; and (b) Greenberg was continuing to consult with, and provide advice to, the Company even during his incarceration, which began on September 27, 1995, and was advising the defendants on matters of corporate concern, including possible acquisition candidates for which he would receive substantial monies in the form of a "finder's fee", throughout the Class Period. Moreover, defendants hid Greenberg's substantial ownership interest in U.S. Diagnostic, by portraying the stock as owned by one Elise Nulman (in reality Mrs. Greenberg).

     37. On December 23, 1996, Bear, Stearns & Co. Inc. disclosed publicly that defendant Greenberg was guilty of fraud in 1994, and, as a result, the securities firm would remove its "Buy" rating and drop coverage of U.S. Diagnostic stock.

     38. Following this announcement, U.S. Diagnostic's stock price plunged to $9 3/8 per share; a dramatic decline of approximately 22%.

       FALSE AND MISLEADING STATEMENTS MADE DURING THE CLASS PERIOD

     39. On October 20, 1994, the beginning of the Class Period, U.S. Diagnostic (then known as U.S. Diagnostic Labs Inc.) completed an initial public offering of 1.7 million units at $5.00 per unit. Each unit consisted of one share of common stock, one Class A warrant and one Class B warrant.
At the time, the Company's common stock was traded on the Boston Stock
Exchange and the units, common stock and warrants traded on the NASDAQ SmallCap Market. In connection with its initial public offering, U.S. Diagnostic filed a Registration Statement with the

SEC on October 20, 1994, and a Prospectus issued on October 20, 1994, to offer the 1,700,000 shares of common stock, 1,700,000 redeemable Class A warrants and 1,700,000 redeemable Class B warrants.

     40. The Registration Statement, which incorporated the Prospectus, at the time it became effective, was inaccurate and misleading, contained untrue statements of material facts and/or omitted to state the following material facts necessary to make the statements therein not misleading:

     (a) although Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the Prospectus failed to disclose, inter alia, Greenberg's executive managerial positions within the Company; Greenberg's intimate involvement in conducting U.S. Diagnostic's business and affairs; and that Greenberg plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States; and

     (b) as part of the common scheme to defraud, and in order to avoid any governmental scrutiny, defendants had the Prospectus list Greenberg's wife, Elise Nulman, as the beneficial owner of the Company's common stock. The Prospectus stated that Ms. Nulman, owns 180,000 shares of the Company's common stock or 8.6% of all the Company's outstanding shares before the offering and 4.8% after the offering. The 180,000 shares includes 90,000 escrow shares, 60,000 of which is listed under Ms. Nulman's name. The Prospectus failed to list Greenberg as the beneficial owner of the Company's common stock, or the holder of any of its shares in escrow, or his relationship to Elise Nulman.

     41. On November 21, 1994, U.S. Diagnostic announced over Business Wire that it had relocated its corporate headquarters from New York City to West Palm Beach, Florida. Defendant Goffman stated that "[t]he move will most importantly locate the corporate officers and key employees of USDL in one office."

     42. The foregoing statement in the Company's November 21, 1996 announcement was materially false and misleading when made because it failed to disclose that:

     (a) Greenberg, originally from New York City, had moved with the Company to Florida, and maintained an office and secretary within the Company's new corporate headquarters; and

     (b) as a result of being described above by defendant Goffman as a corporate officer and key employee of USDL, the Company failed to disclose Greenberg's criminal background.

     43. On February 24, 1995, it was reported over the PR Newswire that U.S. Diagnostic presented at the Florida Healthcare Focus 95 its 1995 Business Plan and forecasted earnings for its fourth quarter and fiscal year ended December 31, 1995. U.S. Diagnostic detailed its plans to grow the company through the acquisition of diagnostic imaging business and increasing revenues and related profitability at its existing sites. The article stated that:

          Keith Greenberg, Director of Strategic/Planning acquisitions stated, "[w]e are focused on finding and closing on a minimum of five (5) US outpatient diagnostic imaging centers in the 95 fiscal year. These acquisitions will always have the positive attributes found in our present facilities, mainly that they are the dominant if not only outpatient facility in a community. In addition, we are innovating new marketing techniques at our facilities by year end but will be moving toward making our company the most profitable in the business."

     44. On March 31, 1995, U.S. Diagnostic filed its Form 10-KSB with the SEC for its fiscal year ended December 31, 1994. In the Form 10-KSB at p. 21 the Company disclosed that:

          In November 1994, the Company entered into a consulting agreement with Coyote Consulting pursuant to which it pays annual consulting fees of $120,000. Coyote has been providing the Company with financial, advisory and due diligence services in connection with the Company's acquisitions.

     The Form 10-KSB listed the completed acquisitions to date by the Company, since its initial public offering on October 20, 1994. These acquisitions consisted of Alpha Laboratory, Morton Clinical Laboratory, Santa Fe Imaging Center, Laborde Diagnostic Center, Community Radiology of Virginia, and Arrow Medical Clinical Laboratory, which entities the Company acquired for a combined purchase price of approximately $4.7 million and the issuance of approximately 400,000 shares of the Company's common stock. The Form 10-KSB was signed by defendants Goffman and Burke.

     45. The statements described above at paragraphs 43-44, were materially false or misleading because, among other things, these statements continued to conceal: that Greenberg, through Coyote and his position as Director of Mergers and Acquisitions for the Company, who introduced some if not all of the above entities that were acquired by U.S. Diagnostic, receiving a finder's fee of the aggregate purchase price, plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States, resulting in his imprisonment on September 27, 1995.

     46. On May 16, 1995, it was reported over Business Wire that U.S. Diagnostic announced at a meeting of investment analysts and brokers that it plans to become the industry leader in the management and ownership of Outpatient Diagnostic Imaging. According to defendant Goffman, the Company will "continue to build on its present annual earnings level of approximately $3 million before income taxes by adding a minimum of one outpatient diagnostic imaging center every other month with annual earnings ranging from $300,000 to $2.5 million." Goffman further stated that "[w]e are confident in making this statement because we presently have the next six to ten acquisitions in the works. In addition, as can be seen by analyzing our first quarter financial results, our operating and marketing strategies have enhanced the bottom line of each of prior acquisitions."

     47. On June 19, 1995, U.S. Diagnostic announced that it filed a registration statement with the SEC in connection with its proposed secondary public offering of $6 million of units consisting of the Company's common stock, Class A warrants and Class B warrants. Proceeds to the Company from the offering will be used primarily to fund additional acquisitions by the Company. Attached as
Exhibit 10.23 to Amendment No. 1 to the registration statement filed with the SEC on July 24, 1995, was the December 1, 1994, consulting agreement between U.S. Diagnostic and Coyote.

     48. On June 20, 1995, U.S. Diagnostic filed its Proxy Statement with the SEC. In the Proxy the Company stated that:

          In November, 1994, the Company entered into a consulting agreement with Coyote Consulting pursuant to which it pays annual consulting fees of $120,000. Coyote has been providing the Company with various management and consulting services, including marketing, public and financial relations, employee benefits and due diligence services in connection with the Company's acquisitions.

     49. The statements described above at paragraphs 46-48, were materially misleading because, among other things, these statements continued to conceal that although Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the above statements and public filings failed to disclose, inter alia, Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.

     50. On August 15, 1995, the Company filed its Form 10-QSB with the SEC for its second quarter ended June 30, 1995. In Part II of the Form 10-QSB, the Company listed as Exhibit 10.23, the consulting agreement between itself and Coyote dated December 1, 1994, incorporated by reference to the Company's registration statement on Form SB-2, amended and filed with the SEC on July 24, 1995. The Form 10-QSB was signed by defendant Goffman.

     51. The Company's Form 10-QSB filed with the SEC on August 15, 1995, omitted to state the following material facts necessary to make the statements therein not misleading: although Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the Form 10-QSB failed to disclose, inter alia, Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.

     52. On September 8, 1995, the South Florida Business Journal published an article on U.S. Diagnostic. The article stated, in pertinent part:

          Keith Greenberg travels the map scoping out doctors who no longer want to own and operate their own diagnostic laboratories.

          So far, Greenberg says he has found some pretty good deals.

          But the executive vice president of West Palm Beach based U.S. Diagnostics Labs says he won't be making many South Florida acquisitions -- the local market is too competitive.
                                 *  *  *  *

          Greenberg got into the business with Jeffrey Goffman, who is chairman of the board and chief financial officer. Both were, Greenberg said, "two businessmen who didn't know imaging."

          He credits company president Dr. Robert Burke, a West Palm Beach neuroradiologist, with giving them "an incredible crash course" in the business of diagnostic imaging.

                                  *  *  *  *

          USDL is making acquisitions at a rate of about one per month and expects to continue to make acquisitions at the rate of one every other month. In its SEC filing USDL says it expects that by the end of next year it will have net revenues of more than $100 million.

          The company's strategy is not unlike Columbia/HCA Health Care Corp., which for several years has brought up hospitals at a rapid rate.

          "There are 3,000 outpatient diagnostic imaging centers in the U.S. We don't expect to own all 3,000 of them," Greenberg said. "But a company that continues to grow its bottom line and have access to capital, we think has a unique opportunity." (emphasis added.)

     53. On October 5, 1995, U.S. Diagnostic announced that its stock will be listed on the NASDAQ National Market effective Monday, October 9, 1995. The new listing affects USDL's common stock (USDL) and its class A and B warrants (USDLW and USDLZ, respectively). USDL's units (USDLU) will continue to trade on the NASDAQ SmallCap Market.

     54. On November 6, 1995, U.S. Diagnostic announced that it entered into an agreement to purchase FutureCare Affiliates, Inc. for a purchase price of $3.2 million. The press release issued by the Company stated that: "[t]his acquisition is significant because it is our first purchase of a corporation owning and operation [sic] more than one Diagnostic Imaging site. We are not only acquiring two strategically important successful sites, but several key employees enhance [sic] with key contacts and abilities especially in the area of Acquisition development, said Keith Greenberg, USDL executive responsible for acquisition and product development." (emphasis added.)

     55. The statements described above at paragraphs 52-54, were materially misleading because, among other things, these statements continued to conceal: that Greenberg, through Coyote and his positions as Executive Vice President and Director of Mergers and Acquisitions for the Company, who introduced or will introduce to the Company the entities that it acquired or will acquire, receiving a finder's fee of the aggregate purchase price, plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States, resulting in his imprisonment on September 27, 1995.

     56. On November 13, 1995, the Company filed its Form 10-QSB with the SEC for its third quarter ended September 30, 1995. In Part II of the Form 10-QSB, the Company listed as Exhibit 10.23, the consulting agreement between itself and Coyote dated December 1, 1994, incorporated by reference to the Company's registration statement on Form SB-2, amended and filed with the SEC on July 24, 1995, and Exhibit 10.31, amendment to the Coyote consulting agreement dated October 1, 1995, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. The Form 10-QSB was signed by defendant Goffman.

     57. The Company's Form 10-QSB filed with the SEC on November 13, 1995, omitted to state the following material facts necessary to make the statements therein not misleading: although

Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the Form 10-QSB failed to disclose, inter alia, Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.

     58. On November 22, 1995, U.S. Diagnostic announced that it closed on the purchase of FutureCare Affiliates, Inc. The press release issued by the Company stated that "[t]his acquisition is significant because it is our first purchase of an entity owning more than one diagnostic facility. With our management team and operating efficiencies we are now comfortable purchasing multi-center companies. This will be our focus for 1996, said Keith Greenberg, the USDL executive responsible for acquisition and product development." (emphasis added.)

     59. On February 1, 1996, it was announced over Bloomberg Business Wire that U.S. Diagnostic fell short of its projected 1994 earnings goal but defendant Goffman stated that he's confident the company will meet 1995's and 1996's forecasts. "The West Palm Beach, Florida-based acquiror and operator of medical services facilities expects to meet its growth goals through an aggressive acquisition strategy." U.S. Diagnostic, which raised approximately $10 million from its initial public offering on October 20, 1994 and raised an additional $10 million from a secondary offering in August, 1995, used substantially all of those proceeds to acquire approximately eleven companies in

1995. Defendant Goffman stated that U.S. Diagnostic will acquire one facility at least every month for the rest of the year. "The Company will finance its future acquisitions `through our relationships with Wall Street,' said Goffman." The article stated that "Goffman declined to be more specific about U.S. Diagnostic's `relationships with Wall Street.' "

     60. On February 26, 1996, it was reported in The Post and Courier (Charleston, SC) that U.S. Diagnostic announced that it had agreed to purchase 80 percent of Charleston Diagnostic Imaging. However, the article noted that "[w]hat hasn't been made public, though, is the identity of Charleston Diagnostic. Keith Greenberg, executive vice president, declined to disclose the center's exact location, noting only that Charleston Diagnostic is the corporate name. He said the deal would be revealed fully when the sale closes in the next month or so."
(emphasis added.)

     61. On February 27, 1996, U.S. Diagnostic announced record revenues and earnings for its fourth quarter and fiscal year ended December 31, 1995. The Company stated that it will issue its pro forma results in connection with its Form 10-KSB on March 15, 1996. The Company anticipated reporting pro forma net revenues in excess of $60 million and net income of $6.5 million, or approximately $1.00 per share. Commenting upon these results, Goffman stated that "[a]s a consequence of the successful implementation of our acquisition strategy, USDL's 1995 revenues soared 468% over 1994 revenues, primarily a result of the acquisitions during the year."

     62. On March 15, 1996, U.S. Diagnostic filed its Form 10-KSB with the SEC for its fiscal year ended December 31, 1995. In the Form 10-KSB at p. 26 the Company disclosed that:

          In December 1994, the Company entered into a five year consulting agreement with Coyote Consulting & Financial Services LLC ("Coyote") amended in October 1995, pursuant to which it pays annual base consulting fees of $185,000. Coyote is also entitled to receive a bonus of up to $65,000 if certain financial targets are met. Coyote provides the Company with various management and consulting services in connection with the Company's acquisitions. Keith Greenberg and Elise Nulman Greenberg have been providing such services to the Company on behalf of Coyote.

     The amendment dated October 1, 1995 to the consulting agreement made as of December 1, 1994 by and between U.S. Diagnostic and Coyote states that Coyote shall receive a finder's fee in cash of two percent (2%) of the aggregate purchase price of any entity acquired by the Company as a result of an introduction by Coyote.

     The Form 10-KSB stated on p. 19 that "[t]he Company has an unused line of credit of $1 million at the prime interest rate with a bank, and plans to renegotiate and increase the availability of such line after this offering." The Form 10-KSB also listed completed and pending acquisitions by the Company since its fiscal year ended December 31, 1994. These acquisitions consisted of: Salisbury Imaging Center, Orange Park Diagnostic Center, San Francisco MRC, Advanced Medical Imaging Center, FurtureCare Affiliates, Inc., Modesto Imaging Center,

Heights Imaging Center, South Coast Radiologist, DISC Imaging, Radiation Oncology, and Allegheny MRI, which entities the Company acquired for a combined purchase price in excess of approximately $20 million. The Form 10-KSB was signed by defendants Goffman and Burke.

     63. The statements described above at paragraphs 58-62, were misleading because these statements continued to conceal: that Greenberg, through Coyote and his positions as Executive Vice President and Director in charge of Mergers and Acquisitions for the Company, who introduced some if not all of the above entities that were acquired by U.S. Diagnostic, receiving a finder's fee of the aggregate purchase price, plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States, resulting in his imprisonment; and that U.S. Diagnostic, which paid for the acquisitions of these entities from the proceeds of its initial and secondary public offerings, and will pay for its pending and future acquisitions of entities from its "relationships with Wall Street" and the renegotiation and increase of its available credit line, knew or recklessly disregarded that the disclosure of Greenberg's criminal background would materially affect the market price of its common stock by destroying its "relationships with Wall Street", including its relationship with the securities firm Bear, Stearns & Co. Inc.

     Further, the Company's Form 10-KSB filed with the SEC on March 15, 1996, omitted to state the following material facts necessary to make the statements therein not misleading: although Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the Form 10-KSB failed to disclose, inter-alia, Greenberg's executive managerial positions within the Company and his criminal background.



         64. On March 29, 1996, U.S. Diagnostic announced that it sold in a private offering $50 million of convertible subordinated debentures due in the year 2003. The Debentures have a 9 percent coupon and are convertible into shares of the Company's common stock at a price of $9.00 per share. The Company stated that the proceeds from the Debentures are to be used to fund acquisitions of diagnostic imaging and radiation therapy facilities.


         65. On or about April 26, 1996, U.S. Diagnostic filed its 1995 Annual Report with the Securities and Exchange Commission. In the 1995 Annual Report at p. 7, under the caption "Team Management", the Company stated that "[s]ince inception, it has been U.S. Diagnostic's philosophy to build a senior management team that is comprised of seasoned executives with diverse professional backgrounds." Immediately following this statement the Company listed six executives of its management team along with a short bio of their positions within U.S. Diagnostic's management. The six executives listed were:
Jeffrey A. Goffman, Chairman and Chief Executive Officer, founded the company in 1993; Robert D. Burke, M.D., President; David Cohen,

Senior Vice President; Amos F. Alman, III, Senior Vice President; Todd R. Smith, Vice President and Chief Information Officer; and "Keith G. Greenberg, is a co-founder of U.S. Diagnostics and serves as Director of Marketing, Mergers and Acquisitions." (emphasis added.)


         Further, in the Notes to Consolidated Financial Statements of the 1995 Annual Report, Note 14 Employment and Consulting Agreements, the Company stated that:


         In October 1995, the consulting agreement with Coyote Consulting and Financial Services LLC ("Coyote") was amended and extended for four years and provides for a $185,000 base cost, bonus of 35% up to $65,000 based on certain acquisition growth targets and a 3% finder fee of any acquisitions referred.


The letter to shareholders in the Annual Report dated April 26, 1996, was signed by defendant Goffman.


         66. The Company's 1995 Annual Report filed with the SEC omitted to state the following material facts necessary to make the statements therein not misleading: although Greenberg was Co-founder and Director of Marketing, Mergers and Acquisitions of the Company, the 1995 Annual Report failed to disclose, that Greenberg plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States, resulting in his imprisonment.


         67. On May 16, 1996, the Company filed its Form 10-QSB with the SEC for its first quarter ended March 31, 1996. In Part II of the FORM 10-QSB, the Company listed as Exhibit 10.23, the consulting agreement with Coyote, incorporated by reference to the Company's registration statement on Form SB-2, amended and filed with the SEC on July 24, 1995, and Exhibit 10.31, amendment to the Coyote consulting agreement, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. The Form 10-QSB was signed by defendant Goffman.


         68. The Company's Form 10-QSB filed with the SEC on May 16, 1996, failed to disclose Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.


         69. On May 28, 1996, U.S. Diagnostic announced that it will redeem all 3.83 million of its Class A redeemable warrants on June 28, 1996 for $0.05 each or a total of $191,502, receiving net proceeds of approximately $23.3 million from the warrant redemptions. Defendant Goffman stated that it expects the Company to use the proceeds from the redemption of the warrants to continue to aggressively pursue acquisitions.


         70. On June 7, 1996, U.S. Diagnostic announced the filing of a registration statement with the SEC relating to the resale of $57.5 million principal amount of 9% Convertible Subordinated Debentures due 2003, the underlying USDL common stock and an additional 880,445 shares of common stock most of which are underlying warrants by certain stockholders of the Company.

         71. On June 10, 1996, U.S. Diagnostic announced that it has increased its capital availability by increasing its credit line from $1 million to $15 million from Nations Bank of Florida. Defendant Goffman stated that "[t]he additional capital provided by the increased credit line, combined with the $57.5 million proceeds from our recently completed sale of convertible debentures, allows us greater flexiblity to grow through acquisitions."


         72. On June 20, 1996, U.S. Diagnostic announced that it had called for redemption on July 31, 1996, all of its outstanding redeemable Class B Warrants, at a price of $0.05 per warrant, receiving net proceeds of approximately $62.9 million. Previously, the Company redeemed all its Class A Warrants, raising approximately $23.3 million.


         73. On August 8, 1996, U.S. Diagnostic announced that it received proceeds of $63 million from the redemption of its Class B warrants. Defendant Goffman stated that "the proceeds of the exercised warrants, in combination with the $23 million previously redeemed from Class A Warrants and what's left of $54 million in proceeds raised through a convertible debenture offering will help the company finance future acquisitions."


         74. The statements described above continued to conceal that: (a) Greenberg, USDL's Executive in charge of Mergers and Acquisitions, plead guilty to fraud, conspiracy to defraud, and conspiracy to defraud the United States, which resulted in his imprisonment; and (b) U.S. Diagnostic, which paid for the acquisitions of entities from the proceeds of its public offerings, exercised warrants, and redemption of its Class A and B Warrants, and will pay for its pending and future acquisitions of entities from its "relationships with Wall Street," and increased available credit line, knew or recklessly disregarded that the disclosure of Greenberg's criminal background would materially affect the market price of its common stock by destroying its "relationships with Wall Street", including its relationship with the securities firm Bear, Stearns & Co. Inc.


         75. On August 14, 1996, the Company filed its Form 10-QSB with the SEC for its second quarter ended June 30, 1996. In Part II of the Form 10-Q, the Company listed as Exhibit 10.23, the consulting agreement with Coyote, incorporated by reference to the Company's registration statements on Form SB-2, amended and filed with the SEC on July 24, 1995, and Exhibit 10.31, amendment to Coyote consulting agreement, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. The Form 10-QSB was signed by defendant Goffman.


         76. The Company's Form 10-QSB filed with the SEC on August 14, 1996, omitted to state the following material facts necessary to make the statements therein not misleading: although Greenberg was Co-founder, Executive Vice President, and Director of Marketing, Mergers and Acquisitions of the Company, the Form 10-QSB failed to disclose inter-alia, Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.


         77. On November 14, 1996, the Company filed its Form 10-QSB with the SEC for its third quarter ended September 30, 1996. Defendant Goffman stated that "[a] key factor in our third quarter was the redemption of our B warrants which raised approximately $63 million in cash for the company. As a result, today we have approximately $70 million in cash as well as a large, unused credit facility. We will continue to utilize these financial sources for accretive acquisitions. This will have a positive impact on future earnings per share and will subsequently increase shareholder value."


         In part II of the Form 10-Q, the Company listed as Exhibit 10.23, the consulting agreement with Coyote, incorporated by reference to the Company's registration statements on Form SB-2, amended and filed with the SEC on July 24, 1995, and Exhibit 10.31, amendment to the Coyote consulting agreement, incorporated by reference to the Company's Annual Report on Form 10-QSB was signed by defendant Goffman.


         78. The Company's Form 10-QSB filed with the SEC on November 14, 1996, omitted to state the following material facts necessary to make the statements therein not misleading: although Greenberg was Co-founder, Executive Vice President and Director of Marketing, Mergers and Acquisitions of the Company, the Form 10-QSB failed to disclose, inter alia, Greenberg's executive managerial positions within the Company and his intimate involvement with the Company's business and affairs; Greenberg's relationship with Coyote; and Greenberg's criminal background.


THE TRUTH IS REVEALED


         79. On December 9, 1996, U.S. Diagnostic was rated "Buy" in new coverage by analyst Albert J. Rice at Bear, Stearns & Co. Inc.


         80. On December 23, 1996, Bear, Stearns & CO. Inc. removed its "Buy" rating and discontinued coverage of U.S. Diagnostic. In its report, Bear Stearns stated:


         We have learned information regarding the prior experiences and background of an individual associated with U.S. Diagnostic, Inc. that has caused us to lose confidence in our ability to assess on-going developments at the company. This individual, Keith Greenberg, has, over the last year, been introduced to us and described in written material published by the company as a co-founder of USDL and a member of the management team (in the 1995 Annual Report and at meetings with a representative of Bear, Stearns on November 1, 1996). In the September 19, 1996 Proxy Statement, Mr Greenberg has been described as providing services to U.S. Diagnostic through Coyote Consulting, which has a five year agreement with the company. We have learned that Mr. Greenberg plead guilty in the U.S. District Court in the Southern District of New York on September 13, 1994 to: 1) Conspiracy to Defraud the United States and 2) Fraud and Conspiracy to defraud. Mr. Greenberg was sentenced to 30 days imprisonment with two years of supervised probation on August 24, 1995 and ordered to perform 300 hours of community service.


         Since the information we have learned was not disclosed to us by the company we believe it is material, we have lost confidence in our ability to assess on-going developments at U.S. Diagnostic. As a result, we are removing our BUY rating and discontinuing coverage of U.S. Diagnostic. Inc. The issue we have uncovered relates specifically to prior experiences of company management. (emphasis added.)


         81. On December 23, 1996, it was reported over the Dow Jones Newswire that Bear Stearns & Co. Inc. dropped coverage of U.S. Diagnostic after Bear Stearns learned that U.S. Diagnostic co-founder Keith Greenberg plead guilty to fraud in 1994, which information was not previously disclosed to Bear Stearns. The Bear Stearns report stated that "[t]he issue we uncovered relates specifically to prior experiences of company management," and that "the situation has 'caused us to lose confidence in our ability to assess ongoing developments at the company.'" The article also stated that the defendant Goffman confirmed that Greenberg had plead guilty to fraud, and that Greenberg was one of eight co-founders of the company and a consultant to the company from its inception.


         82. Thereafter, U.S. Diagnostic issued statements, in stark contrast to those made by the Individual Defendants and U.S. Diagnostic during the Class Period, in an attempt to halt the fast decline of its stock. In responding to Bear Stearns' release, defendant Goffman stated over Business Wire on December 23, 1996, that "Keith has been a consultant to the company from inception and has been responsible for finding acquisitions. Keith has never been an officer or director of USDL and has been compensated solely on an incentive basis for completed transactions.


         83. Further, over Reuters, it was reported that U.S. Diagnostic challenged a Bear Stearns' charge that a "member of the management team" at U.S. Diagnostic was convicted for fraud and conspiracy. In an interview with Reuters, defendant Paul "confirmed that Greenberg had a criminal record. But Paul said Greenberg was only a consultant, not a co-founder, and had never been a company officer or director." Defendant Paul further told Reuters that while "it was true Greenberg had been convicted in 1994, but he said Greenberg was an outside consultant on acquisitions who has never been an officer or director." Paul also said Greenberg, "while not a co-founder, was among several people who had received founding shares in U.S. Diagnostic after the company was created in 1993." Paul further added that "He (Greenberg) was always an outside consultant."


         84. On December 24, 1996, The Wall Street Journal, reported that U.S. Diagnostic Executives disclosed that "Mr. Greenberg had pleaded guilty to mail fraud. However, the company added that he had no influence over day-to-day operations and that he owns less than one-tenth of 1% of the Company's shares. 'His relationship has always been disclosed as an outside consultant,' Joseph Paul, U.S. Diagnostic's president, said."


         85. As a result of the announcement relating to Greenberg's criminal background, the market price of U.S. Diagnostic's common stock immediately declined $2 11/16 or 22% to $9 3/8 on trading of 4.2 million, more than eight times the three-month daily average. Earlier in the day, the shares touched $7 7/8. This decline also represented a $4 6/8 decline in market value (an approximately 33% loss in value) from a Class Period high of $14 1/8 per share on June 14, 1996.


         86. As a result of defendants' materially misleading statements and failures to disclose the truth about U.S. Diagnostics's management, including Greenberg's criminal background, U.S. Diagnostic common stock traded at artificially inflated prices during the entire Class Period, reaching a class period high of $14 1/8 per share, until the time the adverse information described above was finally proved to and digested by the securities markets. Plaintiff and other members of the Class purchased or otherwise acquired U.S. Diagnostic securities relying upon the integrity of the market price of U.S. Diagnostic stock and market information relating to U.S. Diagnostic, or in the alternative, upon defendants' misleading statements, and in ignorance of the adverse, undisclosed information known to defendants and have been damaged thereby.


         87. During the Class Period, defendants materially misled the investing public thereby inflating the price of U.S. Diagnostic stock, by publicly issuing false and misleading statements and omitting to disclose material facts necessary to make defendants' statements, as set forth herein, not false and misleading. Said statements and omissions were materially false and misleading in that they failed to disclose material adverse information and misrepresented the truth about Greenberg, the Company, and its management.

                                   SCIENTER


         88. As alleged herein, defendants acted with scienter in that defendants knew that the public documents and statements issued or disseminated in the name of the Company were materially false and misleading; knew that such statements or documents would be issued or disseminated to the investing public; and knowingly and substantially participated or acquiesced in the issuance or dissemination of such statements or documents as primary violations of the federal securities laws. As set forth elsewhere herein in detail, defendants, by virtue of their receipt of information reflecting the true facts regarding U.S. Diagnostic, their control over, and/or receipt and/or modification of U.S. Diagnostic's allegedly materially misleading misstatements and/or their associations with the Company which made them privy to confidential proprietary information concerning U.S. Diagnostic, participated in the fraudulent scheme alleged herein. With respect to non-forward-looking statements and/or omissions, defendants knew and/or recklessly disregarded the falsity and misleading nature of the information which they caused to be disseminated to the investing public. In particular, defendants Goffman, Burke, Paul, and Greenberg knew of Greenberg's criminal wrongdoing, and knew or recklessly disregarded that it would be difficult for the Company to obtain Wall Street's and stockholders' confidence in the Company's management and their ability to assess ongoing developments at the Company, by virtue of the materiality of Greenberg's criminal history and his intimate involvement with the Company's business and affairs through Coyote and his executive positions as Executive Vice President and Director of Marketing, Mergers and Acquisitions.


         89. The Individual Defendants engaged in such a scheme to inflate the price of U.S. Diagnostic securities in order to: (i) protect and enhance their executive positions and the substantial compensation and prestige they obtained thereby; (ii) enlarge the proceeds from its public offerings and redemption of its Class A and B warrants, enhance its relationships with Wall Street, and increase its available credit line, thereby maintaining its acquisition strategy; and (iii) enhance the value of their personal U.S. Diagnostic securities.


                                  FIRST COUNT

            VIOLATIONS OF SECTION 10(B) OF THE EXCHANGE ACT
                     AND RULE 10B-5 PROMULGATED THEREUNDER


         90. Plaintiff repeats and realleges each and every allegation contained in the above paragraphs, as if fully set forth herein. This claim is asserted against all defendants.


         91. During the Class Period, the defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and, throughout the Class Period, did: (i) deceive the investing public, including plaintiff and other Class members, as alleged herein; (ii) artificially inflate and maintain the market price of U.S. Diagnostic securities; and (iii) cause plaintiff and other members of the Class to purchase U.S. Diagnostic securities at inflated prices. In furtherance of this unlawful scheme, plan and course of conduct, defendants, and each of them, took the actions set forth herein.


         92. Defendants (a) employed devices, schemes, and artifices to defraud;(b) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements made not misleading; and (C) engaged in acts, practices and a course of business which operated as a fraud and deceit upon the purchasers of the Company's stock in an effort to maintain artificially high market prices for U.S. Diagnostic's securities in violation of Section 10(b) of the Exchange Act and Rule 10b-5. All defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as controlling persons as alleged below.


         93. U.S. Diagnostic and the Individual Defendants, individually and in concert, directly and indirectly, by the use of means and instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about Greenberg's criminal background; and the Company's management, business, and operations as specified herein. U.S. Diagnostic and the Individual Defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to assure investors of U.S. Diagnostic's management, value and performance and continued substantial growth, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about Greenberg, U.S. Diagnostic's management, and business operations in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of U.S. Diagnostic securities during the Class Period.


         94. Each of the Individual Defendants' primary liability, and controlling person liability, arises from the following facts: (i) each of the Individual Defendants was a high-level executive and/or director at the Company during the Class Period and was a member of the Company's management team; (ii) each of the Individual Defendants, by virtue of his responsibilities and activities as a senior officer and/or director of the Company, was privy to and participated in the drafting, reviewing and/or approving the misleading statements, releases, reports and other public representations of and about U.S. Diagnostic; (iii) each of the Individual Defendants knew or had access to the material adverse non-public information about Greenberg and U.S. Diagnostic's management and then existing business conditions, which was not disclosed; and (iv) each of the Individual Defendants was aware of the Company's dissemination of information to the investing public which they knew or recklessly disregarded was materially false and misleading.


         95. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, events though such facts were available to them. Such defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing Greenberg's criminal background, and U.S. Diagnostic's management, operating condition and future business prospects from the investing public and supporting the artificially inflated price of its stock. As demonstrated by defendants' statements throughout the Class Period, if they did not have actual knowledge of the misrepresentations and omissions alleged, defendants were reckless in failing to obtain such knowledge by deliberately refraining from taking those steps necessary to discover whether those statements were false or misleading.

         96. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market prices of U.S. Diagnostic securities were artificially inflated during the class Period. In ignorance of the fact that market prices of U.S. Diagnostic's publicly-traded securiites were artificially inflated, and relying directly or indirectly on the false and misleading statements made by defendants, or upon the integrity of the market in which the securities trade, and the truth of any representations made to appropriate agencies as to the investing public, at the times at which any statements were made, and/or on the absence of material adverse information that was known to or recklessly disregarded by defendants but not disclosed in public statements by defendants during the Class Period, plaintiff and the other members of the Class purchased U.S. Diagnostic's securities during the Class period at artificially high prices and were damaged thereby.

         97. At the time of said misrepresentations and omissions, plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. Had plaintiff and the other members of the Class and the marketplace known of the true criminal background of Greenberg and his intimate involvement with the Company's business and affairs, which were not disclosed by defendants, plaintiff and other members of the Class would not have purchased or otherwise acquired their U.S. Diagnostic securities during the Class Period, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices which they paid.

         98. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

         99. As a direct and proximate result of defendants' wrongful conduct, plaintiff and the other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

                                 SECOND COUNT

                VIOLATION OF SECTION 20(A) OF THE EXCHANGE ACT
                       AGAINST THE INDIVIDUAL DEFENDANTS

         100. Plaintiff repeats and realleges each and every allegation contained in the above paragraphs, as if fully set forth herein. This claim is asserted against the Individual Defendants.

         101. The Individual Defendants acted as controlling persons of U.S. Diagnostic within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their executive positions, Board membership and stock ownership, as alleged above, the Individual Defendants had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements which plaintiff contends are false and misleading. Each of the Individual Defendants was provided with or had unlimited access to copies of the Company's internal reports, press releases, public filings and other statements alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. U.S. Diagnostic controlled each of the Individual Defendants and all of its employees.

         102. In particular, each of the defendants had direct involvement in the day-to-day operations of the Company and therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same.


         103. As set forth above, U.S. Diagnostic and the Individual Defendants each violated Section 10(b) and Rule 10b-5 by their acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of defendants' wrongful conduct, plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

          WHEREFORE, plaintiff prays for relief and judgment, as follows:

         (a) Determining that this action is a proper class action, certifying plaintiff as a class representative under rule 23 of the Federal Rules of Civil Procedure and her counsel as class counsel;

         (b) Awarding compensatory damages in favor of plaintiff and the other Class members against all defendants, jointly and severally, for all damages sustained as a result of defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

         (c) Awarding plaintiff and the Class their reasonable costs and expenses incurred in this Action, including counsel fees and expert fees; and

         (d) Such other and further relief as the court may deem just and proper.

                       PLAINTIFF DEMANDS A TRIAL BY JURY


Dated:  December 31, 1996

                                    BURT & PUCILLO


                                    /S/ Michael J. Pucillo, Esq.
                                    ---------------------------------
                                    Michael J. Pucillo, Esq.
                                    Esperante, Suite 300 East
                                    222 Lakeview Avenue
                                    West Palm Beach, FL 33401
                                    (561) 835-9400

                                    Attorneys for Plaintiff


OF COUNSEL:

WOLF POPPER LLP
845 Third Avenue
New York, new York 10022
(212) 759-4600

                         PLAINTIFF'S CERTIFICATION OF
                    SECURITIES FRAUD CLASS ACTION COMPLAINT



         I, Muriel Edelstein, hereby certify that the following is true and correct to the best of my knowledge, information, and belief:

         1. I have reviewed the complaint prepared in Edelstein v. U.S. Diagnostic Inc. et al. (the ("Complaint"), and have authorized its filing.

         2. I am willing to serve as a representative party on behalf of the class (the "Class") as defined in the Complaint, including providing testimony at deposition and trial, if necessary.

         3. My transactions in U.S. Diagnostic Inc. common stock during the Class Period (as defined in the Complaint) are as follows:

DATE            PURCHASE OR SALE        NUMBER OF SHARES       PRICE PER SHARE
 ----           ----------------        ----------------       ---------------
10/18/95             Purchase                  100                  $ 6.500
 9/24/96             Purchase                  900                  $12.375


         4. I did not purchase these securities at the direction of my counsel, nor in order to participate in any private action arising under the federal securities laws.

         5. During the three-year period preceding the date of my signing this Certification, I have not sought to serve, nor have I served, as a representative on behalf of a class in any private action arising under the federal securities laws.

         6. I will not accept any payment for serving as a representative party on behalf of the Class beyond my pro rata share of any possible recovery, except for an award, as ordered or approved by the Court, for reasonable costs and expenses (including lost wages) directly relating to my representation of the Class.


         Signed under the penalties of perjury this 2nd day of January, 1997.


                                               /s/ Muriel Edelstein
                                             -----------------------------
                                                   Muriel Edelstein